NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT April 6, 2021 | NYSE: TWO

Dear Fellow Stockholders:

On behalf of the Board of Directors of Two Harbors Investment Corp., I am pleased to invite you to our 2021 Annual Meeting of Stockholders. As in years past, we will host our annual meeting virtually via live webcast on Wednesday, May 19, 2021, at 10:00 a.m. Eastern Daylight Time, enabling all stockholders to participate fully and equally from any location at no cost.

We value the views of our stockholders and look forward to continuing our dialogue on the priorities for the company. We have highlighted the company’s achievements and shared our outlook in the Letter to Stockholders included in our 2020 Annual Report. During 2020, we maintained our focus on executing on our strategy on the behalf of our stockholders, employees and communities while navigating the challenges brought on by the COVID-19 pandemic. Although painful, we managed through the sudden and intense market volatility in March and April; positioned our portfolio strategy to focus on Agency + MSR; and we completed our transition to self-management, which will further align management’s interests with yours, as well as provide substantial cost savings. We concluded the year with strong performance in the repositioned portfolio, a solid balance sheet and ample liquidity. We are very optimistic for 2021 and believe we are well-positioned to deliver attractive risk-adjusted returns in the coming years.

It is important that your shares of common stock be represented at our Annual Meeting, regardless of the number of shares you hold and whether or not you plan to attend the virtual meeting. Accordingly, we encourage you to authorize your vote as soon as possible by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you receive for our Annual Meeting, which we will commence mailing on or about April 6, 2021.

The Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be conducted at the Annual Meeting and the details for accessing the meeting webcast. We use this “Notice and Access” method of furnishing proxy materials to you over the Internet, providing you with a convenient way to access our proxy materials and vote your shares, while allowing us to reduce the environmental impact and costs of printing and distributing our Annual Meeting materials.

We hope you are able to attend our virtual Annual Meeting of Stockholders. As always, thank you for your support of Two Harbors.

Sincerely,

William Greenberg

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 19, 2021

Time:	10:00 a.m. Eastern Daylight Time

Website:	www.virtualshareholdermeeting.com/TWO2021

Agenda:	(1)	To elect as directors the eight nominees named in the accompanying Proxy Statement, each to serve until our next annual meeting of stockholders and until his or her successor is elected and qualified;

(2)	To hold an advisory vote relating to the compensation of our executive officers;

(3)	To approve the Two Harbors Investment Corp. 2021 Equity Incentive Plan;

(4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:	You may vote at the Annual Meeting if you were a holder of record of our common stock as of the close of business on March 26, 2021.

Proxy Materials:	On or about April 6, 2021, we expect to begin mailing a Notice of Internet Availability of Proxy Materials, which contains information regarding how to access our proxy materials and vote. Our Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

Admission:	You may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/TWO2021. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Questions:	You may submit a question prior to the Annual Meeting online at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/TWO2021.

BY ORDER OF THE BOARD OF DIRECTORS,

Rebecca B. Sandberg

Vice President, General Counsel and Secretary

April 6, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2021:

Our Proxy Statement and 2020 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.proxyvote.com.

i

PROXY STATEMENT: EXECUTIVE Summary

This executive summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You are encouraged to read the entire proxy statement carefully before voting. Page references are provided to help you find further information in this proxy statement.

2021 Annual Meeting of Stockholders

Date and Time:	Wednesday, May 19, 2021 | 10:00 a.m. Eastern Daylight Time
Website:	www.virtualshareholdermeeting.com/TWO2021
Voting Eligibility:	Common stockholders as of the record date of March 26, 2021

Voting Matters

Proposal (Page Number)	Board Recommendation
1. Election of eight directors (p. 4)	FOR all nominees
2. Advisory vote relating to executive compensation (p. 48)	FOR
3. Approval of the Two Harbors Investment Corp. 2021 Equity Incentive Plan (p. 49)	FOR
4. Ratification of Ernst & Young LLP as our independent registered public accounting firm (p. 59)	FOR

cASTING YOUR VOTE PRIOR TO THE ANNUAL MEETING

Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at our Annual Meeting. You may cast your vote by:

Internet www.proxyvote.com	Telephone 1-800-690-6903	Mail Return your proxy card in the envelope provided

The deadline for voting in advance of the Annual Meeting is 11:59 p.m. Eastern Daylight Time on May 18, 2021. For details on how to cast your vote, see “General Information about the Annual Meeting.”

cASTING YOUR VOTE DURING THE ANNUAL MEETING

You may vote during the Annual Meeting by logging in to www.virtualshareholdermeeting.com/TWO2021 and following the instructions provided. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

Corporate responsibility:

Environmental, Social and Governance at Two Harbors

Our primary business objective is to provide attractive, risk-adjusted returns to our stockholders that are sustainable over the long term. We understand that, in order to do so, we must strive to serve the interests of all our stakeholders – our people, business partners, communities and our stockholders – because we know that, collectively, they are the keys to our success.

CORPORATE Governance Highlights

Our Board of Directors is committed to maintaining the highest standards of business conduct and corporate governance. We have adopted Corporate Governance Guidelines that, along with our Charter, Bylaws and Board committee charters and other policies, provide the framework for our governance practices.

✓ Director Independence. All of our directors, other than our CEO, are independent. Our Chairperson is also an independent director.

✓ Executive Sessions. Independent directors meet regularly in executive session without management present.

✓ Declassified Board. All directors are elected on an annual basis, via a majority vote standard.

✓ Annual Board Evaluations. The Board and each committee conduct an annual evaluation of its performance.

✓ Internally Managed. In 2020, we became an internally managed company,

✓ Stock Ownership. We have robust stock ownership requirements for directors and executive officers.

✓ Clawback Policy. Our Board has broad discretion to clawback incentive compensation paid to our senior management in the event of financial restatements or other misconduct detrimental to our company.

✓ Anti-Hedging/Pledging. Our directors and executives are prohibited from hedging or pledging company stock.

✓ No Poison Pill. We are not subject to any stockholder rights plan or poison pill.

Our People and our culture

We believe that our people are the foundation of our company’s success. We are committed to attracting and retaining the industry’s top talent by providing competitive compensation and a workplace environment in which all of our 109 employees can thrive and contribute.

✓ Women’s Initiative. We support the engagement and leadership of women, who comprise 50% of our senior management team and approximately 40% of our work force.

✓ Compensation and Benefits. We have a market competitive compensation program designed to align the interests of our employees and our stockholders. In addition to competitive wages, we offer 401(k) and profit sharing, employer-paid health and welfare benefits, generous paid time off, and a variety of personal and family leave options.

✓ Professional Development. We encourage the professional development of our people through regular leadership development training, talent management and tuition reimbursement programs. We offer a wide variety of educational opportunities through our learning management platform.

✓ Diversity and Inclusion. We require diversity and inclusion and workplace harassment training for all employees in an effort to provide a workplace where all of our people can succeed. We strive to foster a workplace culture where each individual brings their unique perspectives, abilities and experiences, which contribute to driving organizational value.

✓ Engagement. We conduct an annual pulse survey which provides valuable insights from employees on topics involving culture, education, benefits and engagement, and proudly have a participation rate greater than 75%.

✓ Work Life Integration. We have a work-life integration and flexibility policy, providing employees the opportunity to balance their professional obligations with their personal obligations.

✓ Health and Well-being. We sponsor a number of events and programs that promote the health and well-being of employees, including relational, financial, emotional and physical, such as employee assistance programs, flu shot clinics and reduced-fee health club memberships.

ENVIRONMENTAL

As a company that invests in residential mortgage backed securities, mortgage servicing rights ("MSR") and other financial assets, we believe the small footprint of our 109 employees and operations results in a relatively modest environmental impact. Notwithstanding that, we are committed to promoting a more environmentally conscientious workplace by using resources efficiently and responsibly, such as:

✓	Recycling containers in all kitchen common areas and at each employee’s desk	✓	Motion sensor control lighting in most offices and conference rooms

✓	Recycling of electronic equipment and ink cartridges	✓	Reusable plates, drinkware and utensils supplied to minimize the use of disposable kitchen products

✓	Public transit accessible and company paid (up to IRS maximum limits)	✓	Water coolers installed to discourage use of plastic water bottles by employees

✓	Energy Star certified computers, laptops, monitors, and printers	✓	Sleep settings enforced on computers, laptops, monitors and printers to reduce energy consumption

✓	In the fourth quarter of 2021, we are excited to be relocating our Minnesota headquarters to newly-constructed LEED Certified offices that have numerous sustainable amenities which will not only further our environmental responsibility but also promote the health and well-being of our employees, including: LED fixtures, day light harvesting, occupancy lighting sensors, air quality and CO2 sensors, filtered water, electric car charging stations, bike room and access to bike trails for commuting, easy access to public transit, fitness facilities, direct access to green space, infrared cameras at entries, and emergency pandemic response plans.

FOCUS ON communities

As a residential mortgage REIT, we understand the important role home ownership plays in our society, not just from an economic or investment standpoint, but to the health, safety and stability of our community members. We are committed to strengthening our local communities through the support of charitable organizations allied with the housing sector.

✓	Charitable Partnerships. We support charitable organizations allied with the housing sector, and in particular those that provide housing support to families and children in need.	✓	Employee-Driven. Our charity committee is comprised of employees who help drive decision-making and take an active role serving as company liaisons to our charitable partners.

✓	Charitable Donations. In addition to company contributions, we match dollar-for-dollar the cash donations made by our people to approved housing-related charities.	✓	Volunteer Opportunities. We provide our people with the chance to give back through volunteer opportunities with our charitable partners in the housing sector.

stockholder engagement

We value our stockholders’ perspectives and, throughout the year, interact with stockholders in a variety of forums. Our Chief Executive Officer, Chief Investment Officer, Chief Financial Officer and Head of Investor Relations regularly engage with current investors, prospective investors, and investment analysts in one-on-one meetings, at investor conferences and other stockholder events, and on quarterly earnings calls.

As a complement to the ongoing dialogue, we regularly communicate updates on our business strategy, performance and other key developments through a wide range of media including the company website, press releases, SEC filings, as well as the Annual Report and Proxy Statement.

We value the feedback we receive as a result of this engagement and believe it is an important part of our ongoing efforts to ensure that our disclosures are transparent, timely and accessible. Our Investor Relations department is the contact point for stockholder interaction. Stockholders may contact us via phone at (612) 453-4100 or via email at investors@twoharborsinvestment.com. Information is also available on our website at www.twoharborsinvestment.com.

PROPOSAL 1: ELECTION OF DIRECTORS

Overview of Director Nominees

The Board of Directors has nominated the eight individuals listed below for election at the 2021 Annual Meeting. All director nominees are independent, other than our Chief Executive Officer. If elected at the Annual Meeting, all nominees are expected to serve until our next annual meeting in 2022.

		Director Since		Other Public Company Boards	Committee Membership(1)
Name	Age		Independent		AC	CC	NCGC	ROC
E. Spencer Abraham	68	2014	Yes	3		C	•
James J. Bender	64	2013	Yes	1		•	C
William Greenberg	53	2020	No	0
Karen Hammond	64	2018	Yes	0	•		•
Stephen G. Kasnet	75	2009	Yes	1	C		•	•
W. Reid Sanders	71	2009	Yes	2	•	•		•
James A. Stern	70	2018	Yes	0		•		•
Hope B. Woodhouse	64	2012	Yes	1	•			C

(1)    Committee membership references are as follows: “AC” refers to the Audit Committee; “CC” refers to the Compensation Committee; “NCGC” refers to the Nominating and Corporate Governance Committee; and “ROC” refers to the Risk Oversight Committee. In addition, the “C” designation refers each respective committee chairperson.

87.5% Independent		66 Years Average Age	3 New Directors since 2018
6 Years Average Tenure
25% Women	12.5% Ethnically Diverse

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IDENTIFIED BELOW UNDER “DIRECTOR NOMINEES”.

Board Composition

Pursuant to our Bylaws, our directors are elected by stockholders each year at our annual meeting to serve terms expiring at the next annual meeting. Our Bylaws provide that our Board of Directors may be comprised of no less than the number of directors required by the Maryland General Corporation Law and no more than 15, with the precise number to be set by our Board of Directors. The Board of Directors has set the size of our Board at nine, and our Board of Directors is currently comprised of nine directors.

Director Nominations

Action will be taken at the Annual Meeting for the election of eight directors, each to hold office until our annual meeting of stockholders to be held in 2022 and until his or her successor is duly elected and qualified. One of our current directors, Thomas E. Siering, was not nominated for reelection at our 2021 Annual Meeting, at which time his current term will expire. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Information concerning each of the eight director nominees standing for election to our Board of Directors at the Annual Meeting is set forth below. Each of the nominees has been recommended for nomination by the Nominating and Corporate Governance Committee and nominated by our Board of Directors. It is expected that each of the director nominees will be able to serve, but if any such nominee is unable to serve or for good cause will not serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees.

We believe that each of the director nominees displays:

✓	personal and professional integrity;

✓	satisfactory levels of education and/or business experience;

✓	business acumen;

✓	an appropriate level of understanding of our business and its industry and other industries relevant to our business;

✓	the ability and willingness to devote adequate time to the work of our Board of Directors and its Committees;

✓	a fit of skills and personality with those of our other directors that helps build a board that is effective and responsive to the needs of our company;

✓	strategic thinking and a willingness to express ideas;

✓	a diversity of experiences, expertise and background; and

✓	the ability to represent the interests of our stockholders.

The information presented below regarding each director nominee also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that he or she should be nominated to stand for election to serve as a director.

Director Nominees

E. Spencer Abraham
Director since: 2014 Age: 68 Board Committees: Compensation (Chair), Nominating and Corporate Governance	E. Spencer Abraham is an independent member of the Board of Directors and has served as a director of our company since May 2014. Since 2005, Secretary Abraham has served as the Chairman and Chief Executive Officer of The Abraham Group LLC, an international strategic consulting firm based in Washington, D.C. He represented the State of Michigan in the United States Senate prior to President George W. Bush selecting him as the tenth Secretary of Energy. During his tenure at the Energy Department from 2001 through January 2005, he developed policies and regulations to ensure the nation's energy security, was responsible for the U.S. Strategic Petroleum Reserve, oversaw domestic oil and gas development policy, and developed relationships with international governments, including members of the Organization of the Petroleum Exporting Countries. Secretary Abraham serves as a director of PBF Energy Inc. (NYSE: PBF), where he is a member of its compensation and nominating and corporate governance committees; Uranium Energy Corp. (NYSE: UEC), where he is the Chairman of the Board; and NRG Energy, Inc. (NYSE: NRG), where he is a member of its compensation committee. Secretary Abraham previously served as a director of Occidental Petroleum Corporation (NYSE: OXY), as a director of GenOn Energy, Inc. and as a director and member of the nominating and corporate governance and compensation committees of ICx Technologies. He also previously served on the board of directors for C3 IoT. He is also a member of the board of trustees for the California Institute of Technology and is a senior advisor to Blank Rome Government Relations LLC. Secretary Abraham holds a J.D. from Harvard Law School. We believe Secretary Abraham is qualified to serve as a director of the company because of his extensive public company board experience.
James J. Bender
Director since: 2013 Age: 64 Board Committees: Compensation, Nominating and Corporate Governance (Chair)	James J. Bender is an independent member of our Board of Directors and has served as a director of our company since May 2013. Mr. Bender served as Senior Vice President Special Projects of WPX Energy, Inc. (NYSE: WPX) from May 2014 to July 2014. Previously, he served as the President and Chief Executive Officer of WPX Energy and as a member of the WPX Energy board of directors from December 2013 to May 2014 and was Senior Vice President and General Counsel of WPX Energy from April 2011 to December 2013. From December 2002 to December 2011, he served as General Counsel and Corporate Secretary of The Williams Companies Inc. and, from September 2005 to December 2011, he also served as General Counsel of Williams Partners GP LLC, the general partner of Williams Partners L.P. Mr. Bender served as the General Counsel of the general partner of Williams Pipeline Partners L.P., from 2007 until its merger with Williams Partners in August 2010. Mr. Bender has served as director of the general partner of Shell Midstream Partners, L.P. (NYSE: SHLX) since October 2014, where he is Chairman of the conflicts committee. Mr. Bender also serves on the senior advisory board of Orion Energy Partners. Mr. Bender served as director and Chairman of the board of directors for Apco Oil & Gas International Inc. (NASDAQ: APAGF), an affiliate of WPX Energy, Inc., from December 2013 to August 2014. Mr. Bender received a Bachelor’s degree in mathematics from St. Olaf College and a J.D. from the University of Minnesota Law School. We believe Mr. Bender is qualified to serve as a director because of his experience with and knowledge of corporate governance, regulatory matters and issues applicable to a public company and its board of directors.

William Greenberg
Director since: 2020 Age: 53	William Greenberg is our President and Chief Executive Officer and a member of our Board of Directors. Mr. Greenberg has served as President and Chief Executive Officer since June 2020 and as a director since September 2020. Mr. Greenberg previously served as our Co-Chief Investment Officer from January 2020 to June 2020 and as Co-Deputy Chief Investment Officer of the Company from June 2018 to January 2020. Mr. Greenberg has over 25 years of experience managing portfolios of structured finance assets. Prior to joining Two Harbors in 2012, Mr. Greenberg was a Managing Director at UBS AG, holding a variety of senior positions with responsibilities including managing the mortgage repurchase liability risk related to over $100 billion of RMBS and whole loans issued and/or sold by UBS. Additionally, Mr. Greenberg was co-head of trading within the SNB StabFund, including managing $40 billion of legacy RMBS, ABS, and CMBS securities and loans. Prior to joining UBS, Mr. Greenberg was a Managing Director at Natixis NA, where he co-managed portfolios of RMBS and Agency Mortgage Servicing Rights. Mr. Greenberg holds a B.S. degree in physics from the Massachusetts Institute of Technology, and M.S. and Ph.D. degrees in theoretical nuclear physics from the University of Washington. We believe Mr. Greenberg is qualified to serve as a director because of his extensive knowledge of our company’s business and investment strategies.
Karen Hammond
Director since: 2018 Age: 64 Board Committees: Audit, Nominating and Corporate Governance	Karen Hammond is an independent member of our Board of Directors and has served as a director of our company since July 2018. Ms. Hammond served as a director of CYS Investments, Inc. (“CYS”) from October 2014 until its merger with Two Harbors. Ms. Hammond served as Managing Director of Devonshire Investors, a private equity group within Fidelity, from 2007 through 2013. From 1993 to 2007, Ms. Hammond held various positions at Fidelity. She was Vice President and Chief Administrative Officer in Equity Research for Fidelity Management & Research Company, Vice President-Associate Group Leader in International Equities for Fidelity Management & Research Company, Chief Operating Officer of Investments in Fidelity Investments Japan, Senior Vice President and Corporate Treasurer at FMR Corp., and Senior Vice President of Investment Services for Fidelity Management & Research Company. Before serving at Fidelity, Ms. Hammond was Treasurer and Chief Financial Officer at the Boston Five Cents Savings Bank. Ms. Hammond serves as a Member of the Rhode Island State Investment Commission, a Trustee of Simmons University, a Trustee of Rhode Island School of Design, a Director of Blue Cross Blue Shield of Rhode Island, and as a member of the Board of Governors for the RISD Museum. Ms. Hammond previously served as a board member of Moses Brown School and as Vice Chair of the Nellie Mae Education Foundation. Ms. Hammond was initially appointed as a director pursuant to contractual rights of CYS granted in the merger agreement between Two Harbors and CYS. We believe Ms. Hammond is qualified to serve as a director because of her diverse experience in investment management, fixed income and mortgage banking, private equity, corporate treasury and banking.

Stephen G. Kasnet
Director since: 2009 Age: 75 Chairman of the Board Board Committees: Audit (Chair), Nominating and Corporate Governance, Risk Oversight	Stephen G. Kasnet is an independent member and the Chairman of our Board of Directors. He has been a director of our company since our merger with Capitol Acquisition Corp. (“Capitol”) in October 2009. Mr. Kasnet serves as a director of Granite Point Mortgage Trust Inc. (NYSE: GPMT), where he is Chairman of the board and the audit committee. He served as a director of Silver Bay Realty Trust Corp. (NYSE: SBY) from 2012 to 2017, as director and Chairman of Juniper Pharmaceuticals, Inc. (formerly Columbia Laboratories, Inc.)(NASDAQ: JNP) from 2004 to 2015, and was the Chairman of Dartmouth Street Capital LLC, a private investment firm, from 2007 through October 2009. He was also the President and Chief Executive Officer of Raymond Property Company LLC, from 2007 through October 2009. From 2000 to 2006, he was President and Chief Executive Officer of Harbor Global Company, Ltd., and President of PioGlobal Asset Management. From 1995 to 2006, Mr. Kasnet was a director and member of the executive committee of The Bradley Real Estate Trust. He was Chairman of Warren Bank from 1990 to 2003. He has also held senior management positions with other financial organizations, including: Pioneer Group, Inc.; First Winthrop Corporation; Winthrop Financial Associates; and Cabot, Cabot and Forbes. He previously held directorships at First Ipswich Bank, GoodBulk Ltd., Rubicon Ltd (NZX: RBC), Republic Engineered Products and FTD, Inc. He is a trustee of the Governor’s Academy, a private coed boarding high school in Byfield, Massachusetts. Mr. Kasnet received a B.A. from the University of Pennsylvania. We believe Mr. Kasnet is qualified to serve as a director based on his audit committee experience and his experience as a director of public companies.
W. Reid Sanders
Director since: 2009 Age: 71 Board Committees: Audit, Compensation, Risk Oversight	W. Reid Sanders is an independent member of our Board of Directors and has served as a director of our company since our merger with Capitol in October 2009. Since 2010, he has served as a director and member of the audit committee of Mid-America Apartment Communities, Inc., a Delaware REIT that owns and operates apartment complexes (NYSE: MAA). He also currently serves as a director and a member of the audit committee and compensation committee of Granite Point Mortgage Trust Inc. (NYSE: GPMT) and previously served as a director of Silver Bay Realty Trust Corp. (NYSE: SBY). Mr. Sanders currently serves as the President of Sanders Properties, Inc., a real estate company; is a member of the board, executive committee, strategic planning committee and nominating and corporate governance committee of Independent Bank, a bank holding company; serves on the Investment Committee at Cypress Realty, a real estate company; and is on the Advisory Board of SSM Venture Partners III, L.P., a private venture capital firm. He previously held directorships at Two Rivers Capital Management, Harbor Global Company Ltd., PioGlobal Asset Management, The Pioneer Group Inc., and TBA Entertainment Corp. Mr. Sanders was the co-founder and former Executive Vice President of Southeastern Asset Management, and former President of Longleaf Partners Mutual Funds from 1975 to 2000. Mr. Sanders is Chairman of the Hugo Dixon Foundation, is a trustee of the Dixon Gallery and Gardens, Dixon Gallery and Gardens Endowment and the TN Shakespeare Company, and is a former trustee of The Jefferson Scholars Foundation, the Hutchison School, Rhodes College and the Campbell Clinic Foundation. He received a Bachelor’s Degree of Economics from the University of Virginia. We believe Mr. Sanders is qualified to serve as a director because of his broad business experience, his expertise with audits and financial statements, and experience as a director of public companies.

James A. Stern
Director since: 2018 Age: 70 Board Committees: Compensation, Risk Oversight	James A. Stern is an independent member of our Board of Directors and has served as a director of our company since July 2018. Mr. Stern served as a director of CYS Investments, Inc. (“CYS”) from 2006 until its merger with Two Harbors. As Chairman and Chief Executive Officer of The Cypress Group, Mr. Stern managed the firm’s investing activities. Mr. Stern currently serves as director of Merchants National Properties, Inc. since 2012. He served as a director of OHA Investment Corp. from 2014 until it was acquired in 2019. He has served on the boards of directors of a number of corporations including Affinia Group Intermediate Holdings, Inc., Infinity Broadcasting, WESCO International, Inc., Lear Corporation, and Cinemark USA, Inc. Prior to founding The Cypress Group in 1994, Mr. Stern had a twenty year career with Lehman Brothers. He joined the firm in 1974 and was named Managing Director in 1982. In 1988, he joined the firm’s management committee and became co-head of investment banking. He was named head of merchant banking in 1989. Mr. Stern was a trustee of Tufts University from 1982 to 2013 and was Chairman from 2003 to 2013. He is a board member of several charitable organizations including WNET, the Jewish Museum and the Cancer Research Foundation. Mr. Stern was appointed as a director pursuant to contractual rights of CYS granted in the merger agreement between Two Harbors and CYS. We believe Mr. Stern is qualified to serve as a director because of his experience in investments and capital markets and as a director of publicly traded companies.
Hope B. Woodhouse
Director since: 2012 Age: 64 Board Committees: Audit, Risk Oversight (Chair)	Hope B. Woodhouse is an independent member of our Board of Directors and has served as a director of our company since May 2012. She also currently serves as a director of Granite Point Mortgage Trust Inc. (NYSE: GPMT). Ms. Woodhouse has over 25 years of experience in the financial services industry at top-ranked, global alternative asset management firms and broker dealers. From 2005 to 2009, she served as Chief Operating Officer and as a member of the management committee of Bridgewater Associates, Inc. Between 2003 and 2005, Ms. Woodhouse was President and Chief Operating Officer of Auspex Group, L.P., and was Chief Operating Officer and a member of the management committee of Soros Fund Management LLC from 2000 to 2003. Prior to that, she held various executive leadership positions, including at Tiger Management L.L.C., and Salomon Brothers Inc. She has previously served as a director of Piper Jaffray Companies (NYSE: PJC), Seoul Securities Co. Ltd., Soros Funds Limited, Bottom Line New York and The Bond Market Association and a member of the investment committee at Phillips Academy, Andover, Massachusetts. Ms. Woodhouse also serves on the boards of Children’s Services Advisory Committee of Indian River County and the John’s Island Community Service League, on the advisory board of Atomyze LLC, and is a trustee of the Tiger Foundation. Ms. Woodhouse received an A.B. degree in Economics from Georgetown University and an M.B.A. from Harvard Business School. We believe Ms. Woodhouse is qualified to serve as a director because of her background in the financial services industry and her experience serving in executive management roles.

Corporate Governance Policies and Practices

Our Board of Directors is committed to maintaining the highest standards of business conduct and corporate governance. As described more fully below, we have adopted a Code of Business Conduct and Ethics applicable to the conduct of our officers and directors. We have also adopted Corporate Governance Guidelines, which, in conjunction with our Charter, Bylaws and our board committee charters, provide the framework for our corporate governance practices.

You can access our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, the charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Oversight Committee, and certain other policies under “Corporate Governance” in the Investors section of our website at www.twoharborsinvestment.com or by writing to our Investor Relations Department at Two Harbors Investment Corp., 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers and directors and employees when such individuals are acting for us or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to detect and deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the Code; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by our Board of Directors or a committee thereof and will be promptly disclosed as required by law or stock exchange regulations. The Code of Business Conduct and Ethics was adopted by the Board of Directors on October 28, 2009.

Director Independence

NYSE rules require that a majority of a company’s board of directors be composed of “independent directors,” which is defined generally as a person other than an executive officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined, upon the review and recommendation of our Nominating and Corporate Governance Committee, that the following directors and director nominees each meet the qualifications of an independent director: E. Spencer Abraham, James J. Bender, Karen Hammond, Stephen G. Kasnet, W. Reid Sanders, James A. Stern and Hope B. Woodhouse.

Board Leadership Structure

Our Board of Directors is led by a Chairperson who is appointed by the directors. Both independent and non-independent directors are eligible for appointment as the Chairperson. The Chairperson presides at all meetings of our stockholders and of our Board of Directors. The Chairperson performs such other duties and exercises such powers as from time to time shall be prescribed in our Bylaws or by our Board of Directors. Our Board of Directors has appointed Mr. Kasnet, an independent director, to serve as our Chairperson. We currently separate the roles of Chairperson and Chief Executive Officer.

Our Board of Directors consists of a majority of independent directors and exercises a strong, independent oversight function. All of the committees of our Board of Directors – the Audit, Compensation, Nominating and Corporate Governance, and Risk Oversight Committees – are comprised entirely of independent directors. A number of board committee processes and procedures, including regular executive sessions of independent directors, provide substantial independent oversight of our management’s performance. Under our Bylaws and Corporate Governance Guidelines, our Board of Directors has the ability to change its structure if it determines that such a change is appropriate and in the best interest of our company. Our Board of Directors believes that these factors provide the appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis.

Board Committees

Our Board of Directors has formed four committees, including our Audit, Compensation, Nominating and Corporate Governance, and Risk Oversight Committees, and has adopted charters for each of these committees. Each committee is composed exclusively of directors who meet the independence and other requirements established by the rules and regulations of the SEC and the NYSE listing standards. Additionally, the Compensation Committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, non-employee directors.

The following table summarizes the current membership of each of our committees.

Director	Audit	Compensation	Nominating & Corporate Governance	Risk Oversight
E. Spencer Abraham		Chair	X
James J. Bender		X	Chair
Karen Hammond	X		X
Stephen G. Kasnet	Chair		X	X
W. Reid Sanders	X	X		X
James A. Stern		X		X
Hope B. Woodhouse	X			Chair

Audit Committee

Our Audit Committee is responsible for engaging our independent registered public accounting firm, preparing Audit Committee reports, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees, and overseeing the adequacy of our internal accounting controls, which are established by management.

Our Audit Committee is, and will at all times be, composed exclusively of “independent directors” as defined under the NYSE listing standards and who otherwise meet the NYSE listing standards. Each member of our Audit Committee is also financially literate, in that they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, as a listed company, we must certify that our Audit Committee has and will continue to have at least one member who is financially sophisticated in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our Board of Directors has determined that each of Ms. Hammond, Mr. Kasnet and Ms. Woodhouse satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Our Audit Committee’s purpose and responsibilities are more fully set forth in its charter.

Compensation Committee

The principal functions of our Compensation Committee are to:

•	evaluate the performance of our executive officers;

•	in consultation with senior management, establish the company’s general compensation philosophy;

•	review all aspects of the company’s compensation practices;

•	determine stock ownership guidelines for the executive officers;

•	prepare Compensation Committee reports;

•	make recommendations to our Board of Directors with respect to our company’s incentive compensation plans and equity-based plans; and

•	administer the issuance of any common stock or other equity awards issued to employees.

Our Compensation Committee also reviews and makes recommendations to our Board of Directors regarding the compensation of our company’s independent directors. In reviewing and making recommendations on independent director compensation, our Compensation Committee considers, among other things, the following policies and principles:

•	the compensation that is paid to directors of other companies that are comparable to us;

•	the amount of time it is likely directors will be required to devote to preparing for and attending meetings of our Board of Directors and the committees on which they serve;

•	the success of our company;

•	whether a director is a lead independent director or chairperson of one of the committees of our Board of Directors and the time commitment related thereto;

•	if a committee on which a director serves undertakes a special assignment, the importance of that special assignment to our company and its stockholders; and

•	the risks involved in serving as a director on our Board of Directors or a member of its committees.

Other than our Chief Executive Officer, who also serves as a director, none of our executive officers are involved in determining independent director compensation levels, although our company’s management may support the Compensation Committee with certain information, data and other resources in connection with its compensation recommendations to our Board of Directors.

Our Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. Our Compensation Committee’s purpose and responsibilities are more fully set forth in the Compensation Committee’s charter.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to our Board of Directors qualified candidates for election as directors and approves and recommends to the full Board of Directors the appointment of each of our executive officers. It also periodically prepares and submits to our Board of Directors for adoption its selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our Board of Directors and our corporate governance, and annually recommends to our Board of Directors nominees for each committee of our Board of Directors. In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of our Board of Directors’ performance and reports thereon to our Board of Directors.

Our Nominating and Corporate Governance Committee considers the following factors in making its recommendations to the Board of Directors: background experience, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. The Nominating and Corporate Governance Committee also conducts inquiries into the background and qualifications of potential candidates.

Our Nominating and Corporate Governance Committee’s purpose and responsibilities are more fully set forth in its charter.

Risk Oversight Committee

The purpose of our Risk Oversight Committee is to assist our Board of Directors in fulfilling its responsibility to oversee our company’s risks, including through the review of our investment activities and data security and infrastructure. This Committee also assists our Audit Committee in reviewing the guidelines and policies that govern the process by which risk assessment and risk management is addressed by the company through its senior management team, Chief Risk Officer and Risk Management Committee.

Our company’s senior management team, Chief Risk Officer and Risk Management Committee are responsible for: (i) identifying the material risks to the company and its operations; (ii) creating and implementing appropriate risk management policies, procedures and practices; (iii) integrating the consideration of risk and risk management into the decision-making process of the company; and (iv) measuring risk and monitoring risk levels.

Our Risk Oversight Committee’s purpose and responsibilities are more fully set forth in its charter.

Role of Our Board of Directors in Risk Oversight

Our management team is responsible for assessing and managing the risks faced by our company, subject to the oversight of our Board of Directors. Our Board of Directors is responsible for oversight of our company’s risk management processes and for understanding the overall risk profile of our company. In exercising its oversight, the Board of Directors relies upon the Audit Committee to assist it in overseeing certain risks related to our company, including the quality and integrity of our financial reports, the performance and independence of our external auditor, the performance of our internal audit function and our policies regarding accounting and financial matters and internal controls. The Risk Oversight Committee also assists the Board of Directors in fulfilling its responsibility to oversee the risks related to our company’s investment activities and the performance of our information technology and data security function, including as it relates to cybersecurity. The Risk Oversight Committee also assists the Audit Committee in reviewing the guidelines and policies that govern the process by which risk assessment and risk management is addressed by the company through its senior management team, Chief Risk Officer and Risk Management Committee.

Pursuant to our Risk Management Policy, the Chief Risk Officer is required to report to our Board of Directors on an annual basis, or more frequently as the circumstances may require or the Board of Directors may request, regarding: (i) our company’s risk management practices; (ii) our company’s compliance with the Risk Management Policy Manual; (iii) breaches and exceptions to the Risk Management Policy Manual; (iv) the membership and composition of the Risk Management Committee; and (v) changes or proposed changes to the Risk Management Policy.

Board Meetings

Our Board of Directors held 14 meetings during 2020. During certain meetings of our Board of Directors, the independent directors also met separately in executive sessions without management present to discuss various matters. During 2020, our Audit Committee held seven meetings; our Compensation Committee held eight meetings; our Nominating and Corporate Governance Committee held one meeting; and our Risk Oversight Committee held two meetings. Each of our directors attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which he or she served during 2020.  Although we do not have a policy on director attendance at our annual meetings of stockholders, directors are encouraged to attend all annual meetings. Each of our then-current directors attended our virtual annual meeting of stockholders held in May 2020.

Director Nomination Process

Our Corporate Governance Guidelines provide the following minimum qualifications for directors in order to be considered for a position on our Board of Directors:

•	possession of the highest personal and professional ethics, integrity and values;

•	the ability to exercise good business judgment and be committed to representing the long-term interests of the company and its stockholders;

•	having an inquisitive and objective perspective, practical wisdom and mature judgment; and

•	willingness to devote the necessary time and effort to board of director duties, including preparing for and attending meetings of the Board of Directors and its Committees.

In considering candidates for nomination as a director, the Nominating and Corporate Governance Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution that the candidate could be expected to make to the overall functioning of our Board of Directors. We endeavor to have a Board of Directors representing diverse backgrounds and a wide range of education and professional experience in areas that are relevant to our business and status as a publicly owned company. Accordingly, we are committed to seeking out highly qualified candidates of diverse gender and race, as well as taking into account other factors that promote principles of diversity, including diversity of a candidate’s perspective, background, nationality, age, disability and other demographics. With respect to the re-nomination of current directors, the Committee considers the foregoing factors as well as past participation in and contributions to the activities of our Board of Directors.

Our Nominating and Corporate Governance Committee will consider candidates recommended for nomination to our Board of Directors by our stockholders. Stockholder recommendations for nominees to the Board of Directors should be submitted in writing to our Secretary. The manner in which such Committee evaluates candidates recommended by stockholders is generally the same as any other candidate. However, the Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the stockholders. The Committee will not evaluate a candidate recommended by a stockholder unless the stockholder’s proposal provides a certification that the potential candidate consents to being named in our proxy statement and will serve as a director if elected.

Majority Voting for Directors and Director Resignation Policy

Our Bylaws provide that a director nominee will be elected by receiving the affirmative vote of a majority of the votes cast on the election of such nominee on a per nominee basis in an uncontested election (which occurs when the number of director nominees is the same as the number of directors to be elected). If a director nominee who is an incumbent director receives a greater number of votes “against” than votes “for”

his or her election and with respect to whom no successor has been elected, such incumbent director shall promptly tender his or her offer to resign to our Board of Directors for its consideration following certification of the stockholder vote. Within 90 days following certification of the stockholder vote, our Nominating and Corporate Governance Committee shall consider the tendered resignation offer and make a recommendation to our Board of Directors whether or not to accept such offer, and our Board of Directors shall act on our Nominating and Corporate Governance Committee’s recommendation. In determining whether to accept the resignation, our Nominating and Corporate Governance Committee and Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation, including, among other things, whether accepting the resignation of such director would cause our company to fail to meet any applicable stock exchange or SEC rules or requirements. Thereafter, our Board of Directors shall promptly and publicly disclose its decision-making process regarding whether to accept the director’s resignation offer or the reasons for rejecting the resignation offer, if applicable, on a Form 8-K furnished to the SEC. Any director who tenders his or her resignation will not participate in our Nominating and Corporate Governance Committee’s recommendation or our Board of Directors’ action regarding whether to accept the resignation offer. If our Board of Directors does not accept the director’s resignation, such director will continue to serve until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified and until the director’s earlier resignation or removal.

In a contested election, the director nominees who receive a plurality of votes cast will be elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to our Board of Directors, regardless of whether they receive a majority of votes cast.

Communications with our Board of Directors

We provide the opportunity for our stockholders and all other interested parties to communicate with members of our Board of Directors. Stockholders and all other interested parties may communicate with the independent Board members or the chairperson of any of the committees of the Board by email or regular mail. All communications should be sent to the company’s Secretary, Rebecca B. Sandberg, by email to legal@twoharborsinvestment.com or by regular mail to the attention of the Independent Directors, the Chair of the Audit Committee, the Chair of the Compensation Committee, the Chair of the Nominating and Corporate Governance Committee, or the Chair of the Risk Oversight Committee, as the case may be, in each instance in care of the Secretary at the company’s office at 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305.

Our Secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. The Secretary will forward all appropriate communications received, or a summary of such communications, to the appropriate member(s) of our Board of Directors. However, we reserve the right to disregard any communication that we determine is unduly hostile, threatening or illegal, or does not reasonably relate to us or our business, or is similarly inappropriate. The Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Stockholder proposals must be made in accordance with the procedures set forth in our current Bylaws or the procedures set forth in Rule 14a-8 of the Exchange Act and not the procedures set forth in the preceding paragraph or the procedures set forth under “Corporate Governance and Board of Directors – Director Nomination Process” above. Nominations for the Board of Directors may only be made in accordance with the procedures set forth in our Bylaws. Certain matters set forth in our Bylaws for stockholder proposals, including nominations for our Board of Directors, as well as certain matters set forth in Rule 14a-8 for stockholder proposals are described in “Other Matters – Stockholder Proposals and Director Nominations for 2022 Annual Meeting” in this proxy statement.

Director Compensation

We compensate the independent members of our Board of Directors for their service. It is our belief that director compensation should:

•	align the interests of our directors and our stockholders;

•	ensure we can attract and retain outstanding director candidates who meet the criteria in our Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter; and

•	reflect the substantial time commitment of our directors necessary to oversee our business.

We compensate our independent directors with a mix of cash compensation and equity awards. We do not pay any compensation to non-independent directors for service, however, all members of our Board of Directors are reimbursed for their costs and expenses of serving on the Board of Directors, including costs and expenses of attending all meetings of our Board of Directors and its committees. As discussed above, the Compensation Committee Charter provides that the Compensation Committee has the primary responsibility for reviewing and recommending any changes to director compensation. Our Board of Directors reviews the Compensation Committee’s recommendations and determines the amount of director compensation.

Independent Director Compensation for 2020

For the one-year term commencing upon their election at the 2020 annual meeting of stockholders and ending at the Annual Meeting, our independent directors were eligible to earn the following fees for their service:

•	each independent director received an annual fee of $200,000, which consisted of $90,000 in cash and $110,000 in shares of restricted stock;

•	the independent Chair of the Board of Directors received an additional fee of $50,000, which was paid half in cash and half in shares of restricted stock; and

•	the Audit Committee Chair received an additional fee of $15,000, which was paid half in cash and half in shares of restricted stock.

The cash portion of these annual fees is paid in four equal quarterly installments over the course of the term. The restricted stock portion of the annual director fee was granted under our Second Restated 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”), which occurs on the date of the annual meeting of stockholders at which such director is elected. The number of shares subject to issuance is determined using the fair market value of our common stock on the grant date, which is based on the closing market price on the NYSE on the grant date. The restricted stock granted to the independent directors under the 2009 Equity Incentive Plan as part of the director fees noted above fully vests on the one year anniversary of the grant date, so long as such director has complied with the terms and conditions of the applicable award agreement. In the event the director’s service terminates prior to expiration of their term for any reason other than death or disability, the director will vest in a number of shares of their award prorated to reflect the proportionate number of days served during such term. If the director’s service ends on account of death or disability, then the director will become vested in all shares awarded for such term. In the event the company experiences a change of control during the director’s term and, within twenty-four (24) months of the change in control the director’s service is terminated (as described in the 2009 Equity Incentive Plan), then the director will vest in all shares awarded for such term on the date such director’s service terminates (or immediately prior to the change of control if the resulting entity in the change of control has not assumed the director’s award agreement).

The following table shows the compensation of our independent directors for services in all capacities provided to us in the year ended December 31, 2020:

Name	Fees Paid in Cash	Stock Awards(1)(2)	Total
E. Spencer Abraham	$ 90,000	$109,996	$199,996
James J. Bender	$ 90,000	$109,996	$199,996
Karen Hammond	$ 90,000	$109,996	$199,996
Stephen G. Kasnet	$122,500	$142,500	$265,000
W. Reid Sanders	$ 90,000	$109,996	$199,996
James A. Stern	$ 90,000	$109,996	$199,996
Hope B. Woodhouse	$ 90,000	$109,996	$199,996

(1)	Each independent director serving on the Board on the close of business on the date of our 2020 Annual Meeting received an annual grant of 23,157 shares of restricted stock on such date. Annual grants generally vest on the first anniversary of the grant date. In addition, as part of Mr. Kasnet’s compensation for serving as Chair of the Board and the Audit Committee, he was granted an additional 6,843 shares of restricted stock. The closing price of our common stock on the NYSE on May 21, 2020 was $4.75.

(2)	The values in this column reflect the full grant date fair value of the award for financial reporting purposes in accordance with FASB ASC Topic 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our audited financial statements. See Note 18 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 regarding assumptions underlying the valuation of equity awards. The values are based on the closing market price of our common stock on the NYSE on the grant date of the stock award. Other than the restricted stock reported above, no independent director had any other stock awards outstanding as of December 31, 2020.

Director Stock Ownership Guidelines

Our directors are encouraged to own shares of our common stock in order to better align their personal interests with the interests of our stockholders. In furtherance of this objective, our directors are not permitted to sell shares of our common stock if, upon completion of such sale, the aggregate number of shares of our common stock owned by such director would have a market value of less than $300,000. For tax planning purposes, our directors are permitted to forfeit up to 40 percent of their annual stock award upon vesting and instead receive a cash payment from the company in an amount equivalent to the number of shares withheld. Under our Insider Trading Policy, our directors are prohibited from both hedging company stock and from pledging company stock in any manner, whether as collateral for a loan, in a margin account held at a broker, or otherwise.

Certain Relationships and Related Party Transactions

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee or Nominating and Corporate Governance Committee is or has been employed by us. None of our executive officers currently serves as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or our Compensation or Nominating and Corporate Governance Committees, except that prior to becoming an internally managed company on August 15, 2020, each of Messrs. Siering and Greenberg (our former and current Chief Executive Officers, respectively) participated in making compensation decisions for officers and employees of our former external manager, PRCM Advisers, and its affiliates.

Transactions with Related Persons

Management Agreement with PRCM Advisers LLC

We were party to a Management Agreement with PRCM Advisers until August 14, 2020, pursuant to which PRCM Advisers was responsible for the day-to-day management of our business, including our executive officers and all other personnel necessary to support our operations. The Management Agreement required PRCM Advisers to manage our business in conformity with the policies and the investment guidelines that were approved and monitored by our Board of Directors. The Management Agreement had an initial three-year term, which expired on October 28, 2012, and renewed annually for successive one-year terms unless earlier terminated by either us or PRCM Advisers. On April 13, 2020, the company announced that it elected not to renew the Management Agreement with PRCM Advisers and on July 21, 2020, the company announced that it provided PRCM Advisers with a notice of termination of the Management Agreement for “cause.” Under the terms of Management Agreement, a termination fee is not payable in connection with a termination for “cause.” In exchange for its services, during the term of the Management Agreement we were obligated to pay PRCM Advisers a management fee as well as reimburse it for certain expenses incurred by it and its affiliates in rendering management services to us. Mr. Greenberg, our Chief Executive Officer, Mr. Koeppen, our Chief Investment Officer, Ms. Riskey, our Chief Financial Officer, and Ms. Sandberg, our General Counsel, Secretary and Chief Compliance Officer, were each employees of an affiliate of PRCM Advisers and provided services to us under the Management Agreement until it was terminated. The Management Agreement between us and PRCM Advisers was negotiated on our behalf by and between related parties in connection with our merger with Capitol Acquisition Corp. in 2009, and as a result, the terms, including fees and other amounts payable to PRCM Advisers, might not have been as favorable to us as if they had been negotiated with an unaffiliated third party.

We incurred charges of $51.0 million for the period commencing January 1, 2020 and ending August 14, 2020, the termination date, related to the Management Agreement, of which $31.7 million represented the base management fee and $19.3 million represented expense reimbursements to PRCM Advisers for the general and administrative expenses it incurred on behalf of the company in the normal course of operations and certain compensation expenses incurred by PRCM Advisers for non-investment personnel providing services to the company under the Management Agreement, as described in greater detail below.

The base management fee paid to PRCM Advisers was equal to 1.5% of our stockholders’ equity per annum, calculated and payable quarterly in arrears. For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less the consolidated stockholders’ equity of Granite Point Mortgage Trust Inc., or Granite Point, during the time Granite Point was consolidated on our balance sheet (i.e., prior to the spin-off in 2017), the weighted average cost basis of Granite Point common stock purchased, the outstanding principal balance of the promissory note due from the sale of Granite Point preferred stock and any amount that we have paid for repurchases of our common stock since inception, and excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). In connection with the acquisition of CYS Investments, Inc. in July 2018, the Management Agreement was amended to: (i) reduce the base management fee with respect to the additional equity under management resulting from the merger to 0.75% per annum from the effective time through the first anniversary of the effective time; (ii) for the fiscal quarter in which closing of the merger occurred, to make a one-time downward adjustment of the base management fee for such quarter by $15.0 million; and (iii) for the quarter in which the closing of the merger occurred, to make an additional downward adjustment of up to $3.3 million for certain transaction-related expenses. The resulting amount of stockholders’ equity to be used in the calculation of the base management fee was adjusted to exclude one-time events pursuant to changes in accounting principles generally accepted in the United States of America, or U.S. GAAP, and certain non-cash items after discussions between PRCM Advisers and our independent directors and approval by a majority of our independent directors. To the extent asset impairments reduced our retained earnings at the end of any completed calendar quarter it would reduce the base management fee for such quarter. Our stockholders’ equity for the purposes of calculating the base management fee could have been greater than the amount of stockholders’ equity shown on the consolidated financial statements.

As noted above, under the Management Agreement we were responsible for reimbursing PRCM Advisers for all of the compensation expenses of PRCM Advisers and its affiliates relating to our Chief Financial Officer and General Counsel and other personnel who were dedicated to our business, including those personnel providing us with in-house legal, tax, accounting, consulting, auditing, administrative, information technology, valuation, computer programming and development services. In 2020, we reimbursed Pine River a total of $1.4 million for compensation expenses paid to our Chief Financial Officer and General Counsel.

Transactions with Significant Stockholders

From time to time we may engage in ordinary course relationships and commercial transactions with our significant stockholders, or their subsidiaries, that are deemed to be related pursuant to SEC rules.

Related Person Transaction Policies

Our Audit Committee charter requires our Audit Committee to review, approve and oversee any related party transactions involving our company and also authorizes such Committee to develop policies and procedures for its approval of related party transactions.

Until August 14, 2020, the Management Agreement placed restrictions on PRCM Advisers from entering into transactions with its related parties. These limitations included prohibitions on entering into transactions with affiliates of PRCM Advisers that were not approved by a majority of our independent directors in certain circumstances and prohibitions on investing in securities structured by affiliates of PRCM Advisers unless the investment was consistent with our investment guidelines, was approved by at least one independent director, and was made in accordance with applicable law.

Stock Ownership

Beneficial Owners of More than Five Percent of Our Common Stock

Based on filings made under Section 13(g) of the Exchange Act, the persons known by us to be beneficial owners of more than 5% of our common stock are as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	28,369,008(1)	10.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	24,336,190(2)	8.89%

(1)	This information is based on a Schedule 13G/A filed with the SEC on March 10, 2021, by BlackRock, Inc. BlackRock reported sole voting power with respect to 27,610,755 shares and sole dispositive power with respect to all shares reported in the table.

(2)	This information is based on a Schedule 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group. Vanguard reported that it has shared voting power with respect to 285,626 shares, sole dispositive power with respect to 23,837,935 shares and shared dispositive power with respect to 498,255 shares.

Beneficial Ownership of Directors, Director Nominees and Named Executive Officers

Our common stock is listed on the NYSE under the symbol “TWO.” As of March 26, 2021, we had approximately 612 registered holders and 107,504 beneficial owners of our common stock. The following table sets forth information regarding the beneficial ownership of our common stock as of March 26, 2021 (unless otherwise indicated) by each of our executive officers, current directors and director nominees and all of such individuals as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the date on which it is calculated. “Voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class(3)
Directors and Director Nominees:
E. Spencer Abraham	49,130	*
James J. Bender	52,166	*
William Greenberg(4)	190,274	*
Karen Hammond	70,419	*
Stephen G. Kasnet(5)	111,521	*
W. Reid Sanders	106,108	*
Thomas E. Siering	1,113,342	*
James A. Stern	100,398	*
Hope B. Woodhouse	66,802	*
Executive Officers:
Mary Riskey	95,938	*
Matthew Koeppen	171,071	*
Rebecca B. Sandberg	185,018	*
All directors, director nominees and executive officers as a group (12 individuals)	2,312,187	*

*        Represents ownership of less than 1.0% of our outstanding common stock as of March 26, 2021.

(1)	The business address of each of the individuals is 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305.

(2)	Reported holdings include previously granted but unvested shares of restricted stock issued pursuant to the 2009 Equity Incentive Plan, in the following amounts: E. Spencer Abraham, 23,157 shares; James J. Bender, 23,157 shares; Karen Hammond, 23,157 shares; Stephen G. Kasnet, 30,000 shares; W. Reid Sanders, 23,157 shares; Thomas E. Siering, 6,945 shares; James A. Stern, 23,157 shares; Hope B. Woodhouse, 23,157 shares; William Greenberg, 72,605 shares; Matthew Koeppen, 72,605 shares; Mary Riskey, 46,592 shares; and Rebecca B. Sandberg, 63,323 shares. These restricted shares are treated as issued and outstanding and individuals are entitled to vote the shares and receive dividends as declared and paid thereon.

(3)	Based on 273,718,537 shares of common stock outstanding as of March 26, 2021. Under our Insider Trading Policy, our directors and named executive officers are prohibited from both hedging company stock and from pledging company stock in any manner, whether as collateral for a loan, in a margin account held at a broker, or otherwise.

(4)	Includes 12,102 shares held by Mr. Greenberg’s spouse, which were previously reported as being held directly by Mr. Greenberg. While Mr. Greenberg retains a pecuniary interest in these shares, he no longer has dispositive or voting power with respect thereto and he disclaims any beneficial ownership interest therein.

(5)	Mr. Kasnet also owns 10,000 shares of our 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock ("Series A Preferred Stock"), which were acquired in connection with our public offering of 5,750,000 shares Series A Preferred Stock in March of 2017 at the public offering price of $25.00 per share. Holders of Series A Preferred Stock generally do not have any voting rights. Mr. Kasnet's beneficial ownership of Series A Preferred Stock did not exceed one percent of the shares of Series A Preferred Stock issued and outstanding as of March 26, 2021.

EXECUTIVE OFFICERS

Our Board of Directors generally appoints our executive officers annually following our annual meeting of stockholders to serve until the meeting of the Board of Directors following the next annual meeting of stockholders. Set forth below is certain information about each of our executive officers.

William Greenberg
Age: 53	Background: William Greenberg is our President and Chief Executive Officer and a member of our Board of Directors. Mr. Greenberg has served as President and Chief Executive Officer since June 2020 and as a director since September 2020. Mr. Greenberg previously served as our Co-Chief Investment Officer from January 2020 to June 2020 and as Co-Deputy Chief Investment Officer of the Company from June 2018 to January 2020. Mr. Greenberg has over 25 years of experience managing portfolios of structured finance assets. Prior to serving as an investment professional for Two Harbors beginning in 2012, he was a Managing Director at UBS AG, holding various senior positions with responsibilities including managing the mortgage repurchase liability risk related to over $100 billion of RMBS and whole loans issued and/or sold by UBS. Mr. Greenberg was co-head of trading within the SNB StabFund, including managing $40 billion of legacy RMBS, ABS, and CMBS securities and loans. Prior to joining UBS, Mr. Greenberg was a Managing Director at Natixis NA, where he co-managed portfolios of RMBS and Agency Mortgage Servicing Rights. Mr. Greenberg holds a B.S. degree in physics from the Massachusetts Institute of Technology, and M.S. and Ph.D. degrees in theoretical nuclear physics from the University of Washington.
Mary Riskey
Age: 56	Background: Mary Riskey is our Chief Financial Officer and has served in that capacity since February 2019. Ms. Riskey previously served as Acting Chief Financial Officer since October 2018; as Managing Director, Chief Accounting Officer since 2016; as Director, Corporate Controller since 2013; and as Director, Loan Accounting since August 2011. Ms. Riskey has spent the breadth of her career in financial reporting and accounting roles for public financial services companies. From 2000 to 2011, Ms. Riskey served in leadership roles at GMAC ResCap, a global diversified real estate company, advancing to Senior Director, Accounting and Reporting. From 1995 to 2000, Ms. Riskey held several positions at Arcadia Financial LTD, serving most recently as Assistant Controller. Ms. Riskey received a B.B.A. in Accounting from the University of North Dakota.

Matthew Koeppen
Age: 50	Background: Matthew Koeppen is our Chief Investment Officer. Mr. Koeppen has served as Chief Investment Officer since June 2020 and previously served as our Co-Chief Investment Officer from January 2020 and as Co-Deputy Chief Investment Officer of the Company from June 2018 to January 2020. Mr. Koeppen has over 20 years of experience managing portfolios of structured finance assets. Prior to serving as an investment professional for Two Harbors beginning in 2010, Mr. Koeppen held a variety of positions with Black River Asset Management, a division of Cargill, Inc., including most recently as a Managing Director of Business Development, where he was responsible for a variety of initiatives to diversify and grow assets under management. From 2003 to 2007, Mr. Koeppen was a Managing Director and Portfolio Manager for Black River Asset Management, responsible for managing a securitized products portfolio. From 1996 to 2003, Mr. Koeppen was a Vice President in the Financial Markets Group for Cargill where he traded Agency and non-Agency RMBS and municipal bonds. Mr. Koeppen received a B.A. degree in Financial Management from the University of St. Thomas.
Rebecca B. Sandberg
Age: 49	Background: Rebecca B. Sandberg is our General Counsel, Secretary and Chief Compliance Officer. Ms. Sandberg has served as our General Counsel and Secretary since March 2013 and before that served as our Deputy General Counsel and Secretary from May 2012 until March 2013. From June 2010 to May 2012, she served as our Senior Counsel and Assistant Secretary. Ms. Sandberg also served as Secretary of Granite Point Mortgage Trust Inc. (NYSE: GPMT) following its spin-out from Two Harbors in 2017 until August 2020, and also served as Granite Point’s General Counsel from 2017 through December 2019. Prior to June 2010, Ms. Sandberg was in the private practice of law where she advised public and private clients across a variety of industries, primarily in the areas of securities laws, mergers and acquisitions, capital markets transactions, corporate governance and general corporate law. She received a B.A. from the University of Minnesota and a J.D. from William Mitchell College of Law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides an overview of our executive compensation program and an analysis of the decisions made by our Compensation Committee to assist with understanding our executive compensation objectives and policies for the fiscal year ended December 31, 2020, including the identity of our 2020 named executive officers and a summary of our 2020 performance.

On August 15, 2020, we became an internally managed company. As a result, this Compensation Discussion and Analysis will also provide an overview of a number of changes in our executive compensation program as we transitioned from an externally managed to an internally managed company as well as our new 2021 executive compensation program, and is organized as follows:

p. 25	2020 Compensation Program
p. 25	- Transition of our Compensation Program as a Result of Becoming Internally Managed
p. 25	- Elements of our 2020 Compensation Program
p. 27	New Executive Compensation Program for 2021 and Beyond
p. 27	- Executive Compensation Program Philosophy, Design and Objectives
p. 29	- Compensation Program Elements
p. 31	- Employment, Severance and Change of Control Arrangements
p. 33	Governance Framework for our New Compensation Program
p. 33	- How We Make Compensation Decisions
p. 35	- Stock Ownership Guidelines
p. 35	- Incentive Compensation Recoupment (Clawback) Policy
p. 36	- Hedging and Pledging Policy
p. 36	Former Compensation Program Prior to Becoming Internally Managed

2020 Named Executive Officers

In 2020, our named executive officers were:

Name	2020 Title
William Greenberg *	President and Chief Executive Officer
Mary Riskey	Vice President and Chief Financial Officer
Matthew Koeppen *	Vice President and Chief Investment Officer
Rebecca B. Sandberg	Vice President, Secretary and General Counsel
Thomas E. Siering *	Former President and Chief Executive Officer

* Messrs. Greenberg and Koeppen were appointed as our Chief Executive Officer and Chief Investment Officer, respectively, effective June 24, 2020; prior to this date, they served as our Co-Chief Investment Officers. Mr. Siering served as Chief Executive Officer until June 24, 2020; he did not become a company employee upon our internalization.

2020 Performance Summary

The following is a summary of the company’s key accomplishments and financial performance for 2020.

2020 Performance Summary

2020 was a transformative year for our company. Despite the challenges and uncertainty we faced as a result of the COVID-19 global health pandemic and its impact on the financial and lending markets and our workforce, we accomplished a number of important objectives that we believe will position our company well for the long term and fulfill our mission to deliver value to stockholders, including:

•        In March 2020, in response to the severe liquidity crisis brought on by the COVID-19 pandemic, we de-risked and stabilized our portfolio, and repositioned our business to focus on our unique Agency + MSR strategy

•        On April 13, 2020, we announced the termination of our external management agreement and that we would become an internally managed company, which we expected would result in:

o        Substantial anticipated annual costs savings that would inure to the benefit of stockholders

o        Further alignment of our management team with the interests of stockholders by reducing the potential for conflicts of interests in external management structures

o        Potential for enhanced returns on future capital growth as a result of the elimination of the management fee, which was tied to stockholders’ equity

o        Potential for attracting new institutional investors who may view an investment in an internally managed company more favorably than in an externally managed company

•       On August 15, 2020, we completed our transition to self-management and became an internally managed company, reducing our anticipated operating expenses by approximately 1.2% of stockholders equity, to 2.0% down from 3.2% of average stockholders' equity[1], or an annual savings of approximately $0.13 per share outstanding at December 31, 2020

•       We enhanced our commitment to the well-being of our employees and their families through support of a 100% work-from-home policy and a flexible work environment that allowed our employees to be productive contributors to our company while also attending to their health, safety, and personal obligations such as e-learning support for their children

•        At December 31, 2020, we reported book value of $7.63 per common share compared to $14.54 at December 31, 2019, representing a (44%) return on book value as a result of the de-risking of our portfolio amidst the COVID-19 liquidity crisis

o       Our return on book value was 16.8% from March 31, 2020 through year end, which reinforces our belief that our action to reposition the company’s as an Agency + MSR mortgage REIT positions the company well for the future

•        Despite the temporary shutdown of the MSR market as a result of the COVID-19 liquidity crisis, in 2020 we grew our MSR flow program purchases by 136% year-over-year, achieving record high annual and monthly acquisition volumes

•        We expanded our MSR financing capabilities, upsizing an existing facility by $350 million and adding two new facilities of $140 million for MSR and $200 million for servicing advances

1 This calculation is based on stockholders' equity as of June 30, 2020 and excludes equity-based compensation expense related to the amortization of restricted stock and nonrecurring expenses.

2020 Compensation Program

Transition of our Compensation Program as a Result of Becoming Internally Managed

Until August 15, 2020, we were an externally managed company with no employees. While our Compensation Committee is responsible for equity compensation awarded to our named executive officers, until August 15, 2020 our external manager was responsible for all cash compensation payable to our named executive officers for the services they provided to us as executive officers, including base salary and annual incentive compensation. Though it consulted with our Compensation Committee on cash compensation matters with respect to certain of our named executive officers, our external manager made all decisions relating to cash compensation paid to our named executive officers based on such factors as it determined appropriate.

On August 15, 2020, we completed our transition to self-management and became an internally managed company. Each of our current named executive officers became employed by us on that date, and we began to pay their compensation directly. Our Compensation Committee promptly began the process of developing and implementing a compensation program that is reflective of our company’s financial and strategic objectives and aligned with the interests of our stockholders.

The following discussion will focus on the elements of our 2020 compensation program, both before and after we became an internally managed company, other than cash compensation paid to our executive officers prior to our becoming internally managed, which is discussed in the section titled “Former Compensation Program Prior to Becoming Internally Managed” beginning on page 36.

Elements of our 2020 Compensation Program

Following our transition to self-management on August 15, 2020, the Compensation Committee determined that, for the remainder of 2020, it would honor the compensation programs for current executive officers that had been in place for the majority of 2020, but apply its judgment in making any adjustments to base salaries and finalizing actual incentive awards for the 2020 performance year.

2020 Base Salaries

The only pay adjustment the Compensation Committee approved for 2020 was to increase the salary for Mr. Greenberg to reflect his new role as the company’s Chief Executive Officer. The base salaries that were in effect at December 31, 2020 are set forth in the table below.

Name	2020 Annual Base Salary
William Greenberg	$700,000(1)
Mary Riskey	$400,000
Matthew Koeppen	$500,000
Rebecca B. Sandberg	$450,000
Thomas E. Siering	N/A(2)

(1)	Mr. Greenberg’s base salary was increased to $700,000 from $500,000, in recognition of his promotion to the company’s Chief Executive Officer.
(2)	Mr. Siering did not receive an annual base salary from the company. He ceased to be our Chief Executive Officer on June 24, 2020 and did not become a company employee upon internalization.

2020 Annual Incentive Awards

Our named executive officers were eligible to receive an annual cash incentive award for the 2020 performance year, though the company did not define target bonus opportunities during 2020. Under the 2020 program, the annual incentive pool was to be funded based on the company’s performance against thirteen performance objectives established at the beginning of the year, with the final pool to be allocated to individuals by the Compensation Committee based on their contributions.

The COVID-19 pandemic struck the U.S. shortly after the annual incentive goals were defined in 2020. While these goals remained relevant to the company’s overall business strategy, management’s priorities necessarily evolved, reflective of both the impact of the pandemic on the economy and our business as well as the decision of our Board to end our external management structure and transition to internal management. Following 2020, the Compensation Committee took into consideration these matters as well as other key business accomplishments during the year when determining to approve the funding of the annual incentive pool. Specific achievements the Compensation Committee considered in making its determinations include, among other things:

•	the successful completion of the company’s transition to self-management;

•	in response to the severe liquidity crisis brought on by the COVID-19 pandemic, the sale of the non-Agency RMBS portfolio in order to de-risk and stabilized our portfolio;

•	the growth of the MSR flow program by 136% year-over-year, achieving record high annual and monthly acquisition volumes; and

•	the expansion of MSR financing capabilities, upsizing an existing facility by $350 million and adding two new facilities of $140 million for MSR assets and $200 for servicing advances.

In allocating awards to the named executive officers, the Compensation Committee considered individual contributions to 2020 company performance. The annual cash incentive awards for the executive officers for the 2020 performance year are below:

Name	2020 Annual Incentive Award
William Greenberg	$1,200,000
Mary Riskey	$ 425,000
Matthew Koeppen	$ 800,000
Rebecca B. Sandberg	$ 550,000
Thomas E. Siering	N/A(1)

(1)	Mr. Siering did not receive an annual incentive award from the company. He ceased to be our Chief Executive Officer on June 24, 2020 and did not become a company employee upon internalization.

2020 Long-Term Incentive Awards (2019 Performance Year)

In January 2020, our Compensation Committee and Board of Directors approved the grant of an aggregate of $4,850,000 in shares of restricted common stock under our 2009 Equity Incentive Plan to our named executive officers, which awards are set forth in greater detail below under “Grants of Plan-Based Awards.” These restricted stock awards, which were granted as compensation for the 2019 performance year and vest ratably over a three-year period following the grant date, were granted to our named executive officers under the company’s historical long-term incentive program, which provided for the funding of a pool of equity compensation based on company performance against pre-defined relative measures of performance.

In determining whether to approve the funding of the equity pool, our Compensation Committee considered a number of key company results and developments for the fiscal year ended December 31, 2019, including that the company:

•	grew book value to $14.54 per common share from $13.11 per common share at December 31, 2018, representing a 23.6% total annual return on book value;

•	generated total stockholder return of 28.7%;

•	generated Comprehensive Income of $826.7 million, or $3.09 per weighted average basic common share, representing an annualized return on common equity of 21.7%; and

•	continued to optimize its balance sheet and diversify its financing profile, including enhanced financing of the MSR portfolio through a $400 million securitization of 5-year term notes.

In approving the individual awards allocated from the equity pool to our named executive officers, our Compensation Committee took into account all of the factors described above, as well as the individual’s contributions in attaining the achievements noted above, the individual’s expected and actual job performance, the individual’s role, responsibilities and tenure, the value of the award in retaining and motivating key personnel, comparable compensation data for similarly situated peers and economic and market conditions generally.

As discussed in more detail below under “New Compensation Program Elements for 2021 and Beyond”, the company’s new long-term incentive award framework will include pre-established forward-looking relative and absolute performance metrics, which the Compensation Committee believes will be better suited to encourage long-term strategic decision making that more closely aligns the interests of our executive officers with that of our stockholders.

New Executive Compensation Program for 2021 and Beyond

Executive Compensation Program Philosophy, Design and Objectives

As part of our transition to self-management, the Compensation Committee together with its independent compensation consultant, Pay Governance LLC (“Pay Governance”), and management worked to define a compensation philosophy that supports our company’s business and talent strategies.

What We Do:

✓       We link a majority of total executive compensation directly to company performance

✓       We use both absolute and relative performance metrics to create balance between company-specific goals and industry expectations

✓       We cap annual cash incentive award and long-term performance share award payouts at 200% of the target award opportunity

✓       We utilize three-year performance share awards, the payouts for which are contingent upon the achievement of pre-defined three-year performance goals

✓       We impose minimum vesting requirements on performance share units (3 years) and time-based restricted stock units (ratably over 3 years), encouraging long-term alignment and retention

✓       We maintain robust stock ownership guidelines for our executive officers and directors

✓       We have an incentive compensation recoupment policy as well as clawback provisions within our long-term equity incentive awards

✓       We have an independent Compensation Committee which is advised by an independent external compensation consultant

✓       We provide stockholders with an opportunity to cast an advisory say-on-pay vote on an annual basis

What We Don’t Do:

x     No individual employment agreements with any of our executive officers

x     No special retirement programs or benefits for executive officers

x     No excessive or unique perquisites for executives

x     No golden parachute excise or tax gross-up payments

x     No recycling of shares under our equity incentive plan for future awards except in limited circumstances

x     No repricing of stock options or buy-outs of underwater stock options without stockholder approval

x     No transactions in company stock without pre-clearance from our compliance department

x     No hedging or pledging of company securities by our executives

x     No “single-trigger” severance or vesting acceleration in the event of a change of control

We believe a critical part of our company’s success depends on creating, implementing and maintaining an appropriate and competitive compensation program that motivates and incentivizes our executive officers and key employees both in the near and long-term. We also believe that as an internally managed public company, our compensation program should be designed to align the interests of our executive officers and other key employees with those of our stockholders.

The following core principles provide a framework for our executive compensation program:

Compensation Program Elements

Our Compensation Committee believes it is important to compensate our named executive officers with a compensation package that balances short- and long-term compensation and cash and equity-based compensation. As described in more detail below in “Peer and Competitive Market Positioning” on page 34, the Compensation Committee instructed its independent compensation consultant, Pay Governance, to gather competitive market data on pay levels and pay practices within our industry and broader financial services companies. Considering this data and Pay Governance’s advice over numerous meetings in late 2020 and early 2021, the Compensation Committee approved a framework for our named executive officers' compensation packages, which include three primary elements: base salary, annual cash incentive payments and long-term equity incentive compensation, each of which are summarized below.

Element	Key Characteristics	Compensation Philosophy
Base Salary	A fixed amount, paid in cash and reviewed annually; and, if appropriate, adjusted.	Provide a source of fixed income that is market competitive and reflects the role, responsibilities and tenure of the position held.
Annual Cash Incentive	A variable, short-term compensation element that is payable in cash based on achievement of key pre-established annual corporate financial and non-financial goals as well as individual goals that support our business.	Motivate and reward our executive officers for achievement of annual financial business goals intended to drive overall company performance.
Long-Term Incentives	A variable, long-term compensation element that is provided in the form of performance share units (PSUs) and time-vested restricted stock units (RSUs). PSUs vest only based on achievement of corporate financial goals after a 3-year performance period. RSUs are time-based and vest ratably over 3 years with continued employment.	Align the interests of our executive officers with our stockholders; encourage focus on company performance measures that drive sustained long-term value creation; promote retention of our executive officers and encourage significant ownership of our common stock.

In addition to implementing a more competitive and performance-based pay structure, the Compensation Committee is undertaking a holistic review of executive pay levels to ensure that the mix of fixed and variable pay that is at-risk is appropriate for an internally managed company. We describe all of the various elements of our executive compensation program in more detail below.

Base Salary

A portion of annual cash compensation is paid to our named executive officers as base salary to provide a competitive level of pay for the execution of their key responsibilities. The Compensation Committee will review base salaries on an annual basis to ensure that they are market competitive and reflect the role, responsibilities and tenure of their positions. As discussed above, we hired our current named executive officers in 2020, following our internalization, at the salaries then in effect. Subsequently, Mr. Greenberg received a salary increase in connection with his promotion to Chief Executive Officer.

Annual Cash Incentives

Our Compensation Committee has worked with Pay Governance to design and implement an annual cash incentive component of our compensation program that will provide the opportunity for our executive officers to earn an annual cash incentive, which is designed to link pay to performance by motivating and rewarding our named executive officers for achieving annual financial and non-financial goals and objectives established for the company by the Compensation Committee.

Under this annual cash incentive program, at the beginning of each fiscal year, the Compensation Committee will approve a target award, expressed as a percentage of base salary, for each executive officer. The Committee will pre-establish the specific performance measures, weightings, and goals and objectives applicable to each officer. For each performance measure, a threshold, target and maximum level of performance is defined, which have corresponding payout percentages. Following the end of the fiscal year, the Compensation Committee will review the company’s actual performance against each of the pre-established performance measures and determine the level of performance achieved, per the design formula, along with a corresponding payout percentage. The Compensation Committee will also approve the actual award payouts for each of the named executive officers.

For 2021, the Compensation Committee has determined that the annual cash incentive for each named executive officer will be determined based on:

•	70% on achievement of company financial performance metrics, further allocated as follows:

-	50% absolute total economic return

-	50% relative total economic return to a performance peer group

•	30% on achievement of important, primarily quantifiable and objective, non-financial strategic and operational company goals established by the Compensation Committee along with the executive’s individual performance.

The Committee believes that this ratio places an appropriate emphasis on overall company financial results, while acknowledging the critical importance of our executive officer’s individual contributions to our company’s performance. The Committee believes using both relative and absolute objective measures of performance provides a balanced assessment of company performance.

Long-Term Incentives

Our Compensation Committee believes that equity incentive compensation is an important component of our executive compensation package and is critical in attracting, motivating and retaining outstanding employees. Equity incentive compensation closely aligns the long-term interests of our executive officers with those of our stockholders, while at the same time promoting long-term employee retention and driving sustained long-term value for our stockholders.

In connection with our transition to an internally managed company, our Compensation Committee has worked with Pay Governance to design and implement a new long-term incentive framework that will serve as an important component of the company’s overall compensation philosophy going forward. Under this new framework, there will be a greater emphasis on performance-based compensation, through the use of performance share units (or PSUs) as well as time-based restricted stock units (or RSUs) granted pursuant to our proposed 2021 Equity Incentive Plan (described in “Proposal 3: Approval of the Two Harbors Investment Corp. 2021 Equity Incentive Plan” beginning on page 49). The Committee believes that using a mix of performance share units and restricted stock units will encourage our executives to focus on long-term company financial performance measures that are important to the continued success of our company and our stockholders while promoting the retention of our executive officers through the establishment of long-term vesting horizons embedded in the restricted stock units.

Our Compensation Committee expects to provide our executive officers with long-term incentive compensation that is a mix of performance share units and restricted stock units, with at least 50% in performance share units.

•	Performance Share Units: Performance share units are designed to reward the creation of long-term economic returns for our stockholders on an absolute and relative basis. To ensure that they incentivize and motivate meaningful long-term performance, performance share units generally vest following the end of three-year performance period based on company financial performance metrics, and entitle the recipient to receive dividend equivalents that will accrue in the form of additional PSUs during the vesting period and are subject to the same vesting conditions as the underlying PSU award. The PSUs may be earned based on absolute and relative total stockholder return (or TSR), equally split, with relative metrics assessed against a pre-determined performance peer group approved by the Compensation Committee. In using three-year absolute and relative TSR for the long-term incentive performance metrics, the Compensation Committee believes that the mix of absolute and relative financial performance metrics provides a more balanced assessment of the company’s overall performance.

•	Restricted Stock Units: Restricted stock units are designed to promote the retention of our executive officers over a long-term vesting horizon and encourage their significant ownership of our common stock, which serves to align their interests with that of our stockholders. Restricted stock units are time vesting equity, which generally vest ratably on an annual basis over a three-year period, and entitle the recipient to receive dividend equivalents during the vesting period.

Health, Welfare, Retirement and Other Personal Benefits

Our executive officers participate in a broad-based 401(k) retirement savings and profit sharing plan that is available to all of the company’s employees. Under this plan, employees are allowed to contribute up to the annual amount allowable by law and the company makes a minimum annual contribution of 3% of eligible compensation as a profit sharing contribution. We do not provide any other pension plans, supplemental retirement plans or deferred compensation plans for our executive officers.

Additionally, all of our executive officers have the opportunity to participate in medical, dental, vision, disability, life and long-term care insurance, and health care savings and flexible dependent care accounts as well as qualified transportation benefits, all of which are provided generally to all of our employees.

We do not provide excessive or unique perquisites for the personal benefit of our named executive officers. We may from time to time provide limited benefits such as reserved office parking or other benefits that could potentially have a mixed work and personal benefit, such as Wi-Fi service during air travel or mobile phone usage, the costs of which are expected to be minimal and below any applicable reporting threshold.

Employment, Severance and Change of Control Arrangements

Employment Agreements

We do not have any employment agreements with any of our named executive officers. Each of our executive officers is a party to our standard employee confidentiality agreement signed by all company employees, which includes, among other things, confidentiality, inventions assignment, non-disparagement and non-solicitation provisions.

Severance Benefits Plan

The company provides for the payment of severance benefits upon certain types of employment terminations through the Two Harbors Investment Corp. Severance Benefits Plan (“Severance Benefits Plan”). The severance and change of control benefits in the Severance Benefits Plan are intended to be competitive with peers as well as general industry practices and have been established primarily to attract and retain talented and experienced executives, and reduce the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that focus executives on completing such transactions, thus, enhancing long-term stockholder value. The compensation under the various circumstances that trigger payments or provision of benefits upon termination or a change of control was chosen to be broadly consistent with prevailing competitive practices.

Severance-related benefits are provided only if the executive executes a separation agreement, which includes a general release, non-compete and non-solicitation, non-disparagement and confidentiality provisions. Benefits under the Severance Benefits Plan are not available if an executive is terminated for “cause” or otherwise is deemed ineligible under the Plan, and are subject to termination and the right of the company to clawback certain benefits if the executive violates the terms of any separation agreement entered into in exchange for severance benefits or any other restrictive covenant applicable to the executive officer.

The potential severance benefits payable under the Severance Benefits Plan are detailed in the narrative to the “Potential Payments Upon Termination of Employment or Change of Control” table beginning on page 42.

Change of Control Arrangements

•	Severance Benefits Plan. As described above, we have a Severance Benefits Plan that provides for certain cash payments to executive officers upon a change of control of the company. Under a “double-trigger” mechanism, an executive will be eligible for certain severance benefits if (a) there is a change of control and (b) within 24 months following the change of control, the executive’s employment is terminated by the company without “cause” or by the executive for “good reason.” For more information about the Severance Benefits Plan, please see the section above entitled “Severance Benefits Plan”, and for information about the potential payments to executives in the event of a change of control, please see the section below titled “Potential Payments Upon Termination or Change of Control” on page 42.

•	Long-Term Equity Incentives. Our 2009 Equity Incentive Plan and the individual award agreements that govern the restricted stock awards previously granted to executive officers thereunder include "double-trigger" acceleration provisions with respect to the vesting of awards in connection with a change of control of the company. Specifically, if (a) there is a change of control and (b) within 24 months following the Change of control, the executive’s employment is terminated by the company without “cause” or by the executive for “good reason” (as that term may be defined by the Compensation Committee), then the vesting restrictions on any restricted stock awards then outstanding will lapse on the separation date of such executive. If, however, there is a change of control and the “resulting entity” in the change of control does not assume or continue the restricted stock award agreement, then the vesting restrictions on any restricted stock awards then outstanding will lapse immediately prior to the change of control.

Under our Severance Benefits Plan and our 2009 Equity Incentive Plan, a “change of control” is generally defined as (i) any person or group becomes the owners of more than 50% of our then-outstanding common stock or the combined voting power of our then outstanding voting securities, (ii) members of our Board at the beginning of any consecutive 24-month period cease to constitute at least a majority of our Board for any reason other than death or disability, or (iii) upon the completion of certain business combinations, including a merger or a sale of substantially all of the company’s assets. Our proposed Two Harbors Investment Corp. 2021 Equity Incentive Plan, if adopted, will have a similar definition of “change of control,” though the Compensation Committee may vary the terms and conditions of the awards made thereunder to executives from those described above.

For information about the potential payments pursuant to long-term equity incentive awards made under our 2009 Equity Incentive Plan to executives in the event of a change of control, please see the section below titled “Potential Payments Upon Termination or Change of Control” on page 42.

Governance Framework for our New Executive Compensation Program

How We Make Compensation Decisions

Role of the Compensation Committee

Our Compensation Committee, which is comprised entirely of independent directors, is responsible for establishing and overseeing our executive compensation program and makes all decisions relating to the compensation of our named executive officers. The Compensation Committee is also responsible for ensuring that the total compensation paid to our named executive officers is fair, competitive and aligns their interests with that of our stockholders. As required by its charter, the Compensation Committee periodically reviews the company's compensation policies and programs and makes any modifications that the Compensation Committee deems necessary or advisable, subject to the terms of such policies or programs. The Compensation Committee also annually reviews and approves the company's goals and objectives relevant to the compensation of the named executive officers and other key employees of the company. When making compensation decisions, the Compensation Committee considers peer and competitive market data and the recommendations of its independent compensation consultant as well as information provided by our human resources department with respect to each of the named executive officers. Our Compensation Committee is focused on implementing an overall compensation program that emphasizes retention of key personnel, pay based on performance and alignment of interests with stockholders.

Role of the Independent Compensation Consultant

In 2020, our Compensation Committee engaged Pay Governance as its independent compensation consultant. The compensation consultant provides various services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our compensation program and evolving industry practices and presenting information to assist the Compensation Committee in determining the appropriate peer group to be used to evaluate the competitiveness of our equity compensation program. Our Compensation Committee considers advice and recommendations received from its compensation consultant regarding compensation matters, including when making decisions with respect to director compensation and executive equity compensation. During 2020, Pay Governance provided a range of services at the Compensation Committee’s request, including but not limited to guidance on various matters related to 2020 compensation of executive officers and senior management, executive compensation policies and plans, and providing guidance on the design, structure and implementation of a new 2021 executive compensation program that reflects the company’s transition to an internally managed company.

Pay Governance does not provide services to our company other than the advice provided to our Compensation Committee, and Pay Governance had advised our Compensation Committee that the payments for fees and direct expense reimbursements it received from us during 2020 were immaterial as a percentage of their income for the period. Pay Governance has also advised us that neither they nor, to their knowledge, any member of their consulting team who provides services to our Compensation Committee owns any shares of our common stock. After considering the foregoing, as well as Pay Governance’s conflict of interest policies and procedures and the lack of known business and personal relationships between Pay Governance, its team members providing services to our Compensation Committee and its members, and our named executive officers, our Compensation Committee concluded that Pay Governance’s work for it does not raise any conflict of interest concerns.

The Compensation committee reviews its relationship with Pay Governance annually, including the factors impacting Pay Governance’s independence under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

Role of Management

Our Compensation Committee makes all compensation decisions related to our named executive officers. Our Compensation Committee receives input from our Chief Executive Officer regarding the compensation and performance of named executive officers (other than himself), including recommendations as to the compensation levels that he believes are commensurate with an individual’s job performance, skills, experience, qualifications, criticality to our company, as well as with our compensation philosophy, external market data and considerations of internal equity. Our Chief Executive Officer regularly attends meetings of our Compensation Committee, except when our Compensation Committee is meeting in executive session or when the Chief Executive Officer’s own compensation arrangements are being considered. Our Compensation Committee communicates its views and decisions regarding compensation arrangements for our named executive officers to the Chief Executive Officer, who is generally responsible for overseeing the implementation of such arrangements.

Peer and Competitive Market Positioning

To assist in making decisions regarding the compensation of our named executive officers, our Compensation Committee works with Pay Governance to engage in a comprehensive review of competitive market data from a group of publicly traded companies in specific industries in which we compete for executive talent, among other factors. The market data reviewed includes peer proxy data of companies that are similar in size, industry and management structure. We also use information derived from industry compensation surveys as an additional reference point for total cash and total direct compensation levels where publicly available proxy data is unavailable or insufficient. Because there are relatively few companies in our industry that are similar in size and management structure, and no other companies with the same business model of pairing Agency RMBS with MSR, our Compensation Committee may consider a number of objective criteria in order to select a peer group to provide the best comparison for the purpose of benchmarking our executive compensation practices, including but not limited to:

•	internally-managed companies in the mortgage REIT industry;

•	companies with market capitalizations within a reasonable range;

•	companies with relatively similar asset class investments; and

•	competitors for executive talent.

In reviewing and assessing 2020 executive compensation levels, the peer companies used for executive pay benchmarking included:

AGNC Investment Corp.	BOK Financial Corporation
Capstead Mortgage Corporation	Chimera Investment Corporation
Commerce Bancshares, Inc.	Cullen/Frost Bankers, Inc.
MFA Financial, Inc.	Mr. Cooper Group, Inc.
New York Community Bancorp., Inc.	New York Mortgage Trust, Inc.
People’s United Financial, Inc.	Prosperity Bancshares, Inc.
Redwood Trust, Inc.	TFS Financial Corporation
Valley National Bancorp	Zions Bancorporation, NA

Upon becoming an internally managed company in August 2020, our Compensation Committee undertook a holistic review of our compensation practices with the objective of implementing a more competitive and performance-based pay structure, including a review of executive pay levels to ensure that the mix of fixed and variable pay that is at-risk is appropriate for an internally managed company. In developing our new executive compensation program for 2021 and beyond, our Compensation Committee, with the assistance of Pay Governance, reviewed the compensation practices at eight internally managed publicly-traded mortgage REITs of reasonably similar size, business scope and complexity for the purpose of benchmarking various executive compensation program elements. The Compensation Committee assessed the incentive design structure of these companies and focused on incentive design practices that were typical and represented best practices, while also recognizing the company’s own unique business strategy and objectives. The Compensation Committee periodically reviews the composition of the peer group and, as appropriate, updates it to ensure continued relevance and to reflect mergers, acquisitions or other business related changes that may occur.

Information concerning the final peer group composition for the new 2021 executive compensation program will be included in the Compensation Discussion and Analysis section included in the proxy statement for our 2022 annual meeting of stockholders in connection with our discussion of 2021 performance and compensation.

Stock Ownership Guidelines

We have adopted robust stock ownership guidelines for our executive officers requiring them to own, within five years of adoption of the policy or becoming subject to the policy, a minimum amount of our common stock based on a multiple of their base salary. The requirement is five times (5x) for our Chief Executive Officer and three times (3x) for our other named executive officers and certain members of our senior management team. Until the foregoing ownership requirements are met, each is expected to retain the shares of common stock received upon vesting of any long-term equity incentive compensation, net of any shares withheld or sold to pay withholding tax obligations associated with such vesting. Shares of common stock held directly or indirectly and for which the officer has voting and dispositive power, and shares underlying restricted stock awards or restricted stock unit awards granted under our 2009 Equity Incentive Plan (or any future equity plan approved by stockholders), whether vested or unvested, are included in determining the number of shares held for this purpose, net of anticipated tax withholdings. Shares that are indirectly beneficially owned (e.g., shares owned by an immediate family member) and shares of unvested performance share units are not eligible to be counted toward the minimum stock ownership requirements.

The following table sets forth the total stock ownership and value thereof for each of our current named executive officers, including beneficially owned and unvested shares, as calculated pursuant to our stock ownership guidelines as of March 26, 2021:

Name	Total Stock Ownership	Total Value of Stock Owned (1)	Stock Ownership Requirement
William Greenberg(2)	178,172	$ 1,302,437	$3,500,000
Mary Riskey	95,938	$ 701,307	$1,200,000
Matthew Koeppen	171,071	$ 1,250,529	$1,500,000
Rebecca B. Sandberg	185,018	$ 1,352.482	$1,350,000

(1)	Total value of stock owned at March 26, 2021 based on closing price of our common stock of $7.31 per share on such date.

(2)	Excludes 12,102 shares indirectly beneficially owned by Mr. Greenberg. These shares are held by Mr. Greenberg’s spouse, and were previously reported as being held directly by Mr. Greenberg. While Mr. Greenberg retains a pecuniary interest in these shares, he no longer has dispositive or voting power with respect thereto and he disclaims any beneficial ownership interest therein.

Incentive Compensation Recoupment (Clawback) Policy

Our Incentive Compensation Recoupment Policy enables us to reduce or cancel unvested long-term equity incentive awards and recover previously paid cash and equity incentive compensation to our named executive officers and other senior executives in certain circumstances.

Under this policy, in the event of a restatement of the company’s financial statements as a result of material noncompliance with financial reporting requirements, we would be entitled to recover all or any part of cash or equity incentive compensation paid to a covered officer that the Board of Directors determines was in excess of the amount that such person would have received had their incentive compensation been calculated based on the financial results in the restated financial statements. We can also recover compensation from covered officers in the event of certain misconduct that the Board of Directors, in its discretion, determines is likely to cause or has caused material financial, operational or reputational harm to the company. This policy includes a three-year look back period.

While incentive compensation awards are intended and expected to be paid and vest in accordance with their terms, we believe our strong Incentive Compensation Recoupment Policy provides our Board of Directors with the appropriate discretion to hold our named executive officers and other executives accountable for actions that are detrimental to our company.

Hedging and Pledging

Our Insider Trading Policy prohibits our executive officers from engaging in a number of transactions with respect to shares of the company’s common stock or other covered securities, including but not limited to: entering into hedging or monetization transactions with respect to company securities; pledging or margining company securities as collateral for a loan; and engaging in short sales or entering into any put, call or derivative transaction where he or she would earn a profit or offset losses due to changes in our stock price.

Tax Treatment of Compensation

Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking an income tax deduction in any one year for compensation in excess of $1 million payable in any year to the corporation’s covered employees, as defined in Section 162(m). Prior to January 1, 2018, an exception to this deduction limit was available for “performance-based” compensation that was approved by stockholders and otherwise satisfied certain requirements under Section 162(m). Following the enactment of the Tax Cuts and Jobs Act of 2017, beginning with the 2018 calendar year, the covered employees subject to this limitation include any individual who serves as our chief executive officer, chief financial officer or one of our other three most highly compensated executive officers and there is no longer any exception for performance-based compensation.

While our executive compensation program seeks to maximize the tax deductibility of compensation payable to our named executive officers, to the extent permitted by law, the Compensation Committee believes that, in establishing the executive compensation program, the potential deductibility of the compensation should be only one of a number of relevant factors taken into consideration. The Compensation Committee believes it is important to maintain maximum flexibility in structuring compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of Section 162(m) of the Internal Revenue Code.

Our executive plans and agreements that are subject to Section 409A of the Internal Revenue Code are intended to comply with Section 409A of the Internal Revenue Code.

Former Compensation Program Prior to Becoming Internally Managed

As described more fully under the section titled “Certain Relationships and Related Party Transactions – Transactions with Related Persons – Management Agreement with PRCM Advisers LLC,” prior to August 15, 2020, we were externally managed by PRCM Advisers under the terms of a Management Agreement, pursuant to which PRCM Advisers provided us with all of the personnel required to manage and operate our business. As compensation for the services provided under the Management Agreement, we paid PRCM Advisers a base management fee and reimbursed it for certain expenses incurred in the course of rendering such services. Under this arrangement, each of our named executive officers was either an employee or partner of an affiliate of PRCM Advisers.

As an externally managed company with no employees, PRCM Advisers was responsible for all cash compensation payable to our named executive officers. Though it consulted with our Compensation Committee on the cash compensation it proposed to pay its employees serving as our Co-Chief Investment Officers, Chief Financial Officer and General Counsel, PRCM Advisers made all decisions relating thereto based on such factors as it determined appropriate.

The cash compensation paid by PRCM Advisers to our Co-Chief Investment Officers, Chief Financial Officer and General Counsel included salaries and performance-based bonuses for services provided to our company. In accordance with the Management Agreement, we reimbursed PRCM Advisers for cash compensation payable to our Chief Financial Officer and General Counsel; we did not reimburse PRCM Advisers for the cash compensation payable to our Co-Chief Investment Officers.

The cash compensation paid by PRCM Advisers (or an affiliate thereof) to Mr. Siering, who previously served as our Chief Executive Officer until June 24, 2020 and was an equity partner of an affiliate of PRCM Advisers, included salary, profit sharing and partnership distributions that were derived in part from the management fee that we paid to PRCM Advisers and in part from various other revenue streams generated by affiliates of PRCM Advisers in the ordinary course of their operations as an asset manager. On June 24, 2020, Mr. Greenberg was promoted from Co-Chief Investment Officer to Chief Executive Officer. PRCM Advisers was solely responsible for the cash compensation payable to Mr. Greenberg as our Chief Executive Officer between June 24, 2020 and August 14, 2020. Under the Management Agreement, we did not reimburse PRCM Advisers for the cash compensation payable to our former Chief Executive Officer or our current Chief Executive Officer.

The following information about the compensation of our executive officers from January 1, 2020 through August 14, 2020 (the last day of the external management arrangement), which was supplied to us by PRCM Advisers and not independently verifiable by us, is provided in order to satisfy the disclosure guidance for externally managed companies published by certain proxy advisors:

•	The aggregate cash compensation that it paid to our named executive officers during the period between January 1, 2020 through August 14, 2020 which was reasonably associated with their management of our company (exclusive of any salary, partnership distribution, profit sharing or other arrangements payable to our former Chief Executive Officer that was attributable to his role as partner of an affiliate of PRCM Advisers) totaled $24.5 million; this amount represented approximately 47% of the $51.0 million in total base management fees and reimbursements paid by us to PRCM Advisers for this period.

•	Of the aggregate cash compensation paid by PRCM Advisers to our named executive officers during the period between January 1, 2020 through August 14, 2020 that was reasonably associated with their management of our company, PRCM Advisers estimated that approximately 7% represented fixed compensation (e.g., salaries) and 93% represented variable compensation (e.g., performance-based bonuses, dividends and partnership distributions).

•	PRCM Advisers previously advised us that it did not use a specific formula to calculate the variable pay portion of our named executive officers’ compensation; generally, in determining each executive’s variable pay, PRCM Advisers took into account factors such as the individual’s position, his or her contribution to our business, the performance of our company, market practices, and, with respect to our Chief Financial Officer and General Counsel, it considered the recommendations of our Compensation Committee and its independent compensation consultant, and applied its discretion in considering and weighing such factors.

Compensation Committee Report

The Compensation Committee of the Board of Directors reviewed and discussed with management of the company the foregoing “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussion, the Compensation Committee recommended that the “Compensation Discussion and Analysis” be included in the company’s proxy statement for the 2021 Annual Meeting of Stockholders.

By the Compensation Committee:

E. Spencer Abraham, Chair

James J. Bender

W. Reid Sanders

James A. Stern

Compensation Risk Assessment

We believe that our compensation polices, practices and programs and related compensation governance structure work together to minimize exposure to excessive risk taking by our executive officers while appropriately encouraging the pursuit of long-term growth, profitability and strategic decision-making that emphasized stockholder value creation. We believe that the new executive compensation program that our Compensation Committee has designed since becoming an internally managed company on August 15, 2020 places the appropriate emphasis on performance and long-term objectives that are aligned with the interests of our stockholders.

In reaching this determination, our Compensation Committee believes, among other things, that: (i) base salaries for our executive officers are targeted in a competitive market range and are not subject to performance risk; (ii) incentive compensation opportunities are appropriately balanced between annual and long-term performance and cash and equity compensation and utilize performance metrics that are the drivers of long-term success for our company and our stockholders; (iii) caps on performance-based incentive opportunities are used in both the annual cash and long-term incentive programs; (iv) our Incentive Compensation Recoupment (Clawback) Policy mitigates risk; (v) the use of non-financial performance factors in determining the payout of annual incentive compensation serves as a counterbalance to quantitative performance metrics; (vi) our stock ownership guidelines further align the long-term interests of our executive officers with those of our stockholders; and (vii) our policies restricting hedging, holding our common stock in a margin account and using our common stock as collateral for loans discourage our executive officers from focusing on our short-term stock price.

Our new executive compensation program utilizes annual and long-term financial performance goals that are tied to key measures of short-term and long-term performance that drive stockholder value and individual compensation targets are designed to be set with a reasonable amount of stretch that should not encourage imprudent risk taking. We believe our compensation policies, practices and programs encourage our executive officers to focus on sustaining our company’s long-term performance and delivering total return to our stockholders rather than encouraging decisions that result in a short-term benefit for our company and our executive officers.

Summary Compensation Table

The table below summarizes the equity compensation paid to our named executive officers during the fiscal years ending December 31, 2020, 2019 and 2018.

Name and Principal Position	Year (1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
William Greenberg (7)(8) President and Chief Executive Officer	2020	229,167	-	1,499,987	1,200,000	72,489	3,001,643
	2019	-	-	-	-	-	-
	2018	-	-	-	-	-	-
Mary Riskey Vice President and Chief Financial Officer	2020	150,000	-	799,986	425,000	46,522	1,421,508
	2019	-	-	499,997	-	74,846	574,843
	2018	-	-	258,492	-	37,197	295,689
Matthew Koeppen (7) Vice President and Chief Investment Officer	2020	187,500	-	1,499,987	800,000	70,738	2,558,225
	2019	-	-	-	-	-	-
	2018	-	-	-	-	-	-
Rebecca B. Sandberg Vice President, Secretary and General Counsel	2020	168,750	-	1,049,987	550,000	76,892	1,845,629
	2019	-	-	749,995	-	155,073	905,068
	2018	-	-	723,991	-	111,806	835,797
Thomas E. Siering (9) Former President and Chief Executive Officer	2020	-	-	-	-	89,173	89,173
	2019	-	-	299,995	-	440,617	740,612
	2018	-	-	3,299,985	-	531,596	3,831,591

(1)	We did not pay any cash compensation to our named executive officers prior becoming an internally managed company on August 15, 2020. See also “Former Compensation Program Prior to Becoming Internally Managed” on page 36 above.

(2)	Salary reflects the actual amount paid for the year, beginning on August 15, 2020, which is the date we became internally managed and began paying compensation directly to our named executive officers.

(3)	We generally do not pay discretionary bonuses, and did not pay any such bonuses to any of our named executive officers in 2020. Annual cash incentive award payouts based on performance against pre-established performance goals and objectives are reported in the "Non-Equity Incentive Plan Compensation" column.

(4)	The values in this column represent the grant date fair value of restricted stock awards granted on January 26, 2020, January 28, 2019, and January 29, 2018; shares were granted pursuant to the 2009 Equity Incentive Plan and will vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the officer complies with the terms and conditions of the applicable award agreement. The amounts shown reflect the aggregate full grant date fair value for equity awards for financial reporting purposes in accordance with ASC Topic 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our audited financial statements. See Note 18 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 regarding assumptions underlying the valuation of equity awards. Amounts reported for these awards may not represent the amounts that the listed officers will actually realize from the awards. Whether, and to what extent, a listed officer realizes value will depend on our actual operating performance, stock price fluctuations and the listed officer's continued employment. See also “Grants of Plan-Based Awards” below.

(5)	Annual cash incentive compensation reflects compensation earned in connection with the 2020 performance year, which was awarded and paid in March 2021. We did not pay annual cash incentive compensation to our named executive prior to 2020 because we were an externally managed company at the time.

(6)	All Other Compensation paid represents dividends and distributions on unvested shares of restricted common stock.

(7)	Messrs. Greenberg and Koeppen did not serve as named executive officers in 2019 and 2018.

(8)	Mr. Greenberg was appointed as President and Chief Executive Officer on June 24, 2020.

(9)	Mr. Siering ceased to serve as President and Chief Executive Officer on June 24, 2020; he did not become a company employee upon internalization and was not paid a salary or other cash incentive compensation by the company. For 2020, all “Other Compensation” paid to Mr. Siering represents dividends and distributions on unvested shares of restricted common stock while he served as Chief Executive Officer. However, under the terms of our 2009 Equity Incentive Plan and the terms of his restricted stock award agreements, Mr. Siering's unvested restricted stock awards remained outstanding pursuant to their terms following his departure as Chief Executive Officer since he remained in service to the company as a member of the Board of Directors.

Grants of Plan-Based Awards for Fiscal 2020

We grant cash and equity incentive awards to our named executive officers. During 2020, plan-based awards granted to our named executive officers included annual cash incentive awards and restricted stock awards. More details on these grants can be found in the section titled "Compensation Discussion and Analysis -- Elements of our 2020 Compensation Program” beginning on page 25 above.

        The following table summarizes each plan-based award granted to our named executive officers during the fiscal year ended December 31, 2020.

Name	Grant Date	Payout Under Non-Equity Incentive Plan Awards(1) ($)	All Other Stock Awards: Number of Shares (2)	Grant Date Fair Value of Stock Awards(3) ($)
William Greenberg
2009 Equity Incentive Plan	January 29, 2020	-	98,489	1,499,987
Non-Equity Annual Incentive	-	1,200,000	-	-

Mary Riskey
2009 Equity Incentive Plan	January 29, 2020	-	52,527	799,986
Non-Equity Annual Incentive	-	425,000	-	-

Matthew Koeppen
2009 Equity Incentive Plan	January 29, 2020	-	98,489	1,499,987
Non-Equity Annual Incentive	-	800,000	-	-

Rebecca B. Sandberg
2009 Equity Incentive Plan	January 29, 2020	-	68,942	1,049,987
Non-Equity Annual Incentive	-	550,000	-	-

Thomas E. Siering(4)
2009 Equity Incentive Plan	-	-	-	-
Non-Equity Annual Incentive	-	-	-	-

(1)	Represents the actual annual cash incentive compensation earned in connection with the 2020 performance year, which was awarded and paid in March 2021. The company did not define target cash incentive opportunities during 2020; rather, under the non-equity annual cash incentive program in effect in 2020, when we were externally managed, the annual incentive pool was funded based on the company’s performance against thirteen pre-established performance objectives. See also “Elements of our 2020 Compensation Program – 2020 Annual Incentive Awards” beginning on page 25.

(2)	Shares of restricted stock were granted pursuant to the 2009 Equity Incentive Plan and will vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the officer complies with the terms and conditions of his or her restricted stock award agreement.

(3)	This column shows the full grant date fair value of the shares of restricted stock awarded under ASC Topic 718. Generally, the full grant date fair value is the amount we would expense in our financial statements over the award's vesting period. See Note 18 to the audited consolidated financial statements in our Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards. The values in this column are based on the $15.23 closing market price of our common stock on the NYSE on the grant date, which was January 29, 2020.

(4)	Mr. Siering served as Chief Executive Officer until June 24, 2020. Mr. Siering did not receive annual cash incentive compensation or an equity award grant during the fiscal year ended December 31, 2020.

Outstanding Equity Awards at Fiscal Year-End for 2020

The following table sets forth information concerning unvested restricted stock awards for each named executive officer as of December 31, 2020.

Stock Awards
Name	Grant Date	Number of Unearned Shares or Units of Stock That Have Not Vested(1)	Market Value of Unearned Shares or Units of Stock That Have Not Vested(2)
William Greenberg	January 29, 2020 January 28, 2019 January 29, 2018	98,489 13,889 19,401	$ 627,375 $ 88,473 $ 123,584
Mary Riskey	January 29, 2020 January 28, 2019 January 29, 2018	52,527 23,148 5,699	$ 334,597 $ 147,453 $ 36,303
Matthew Koeppen	January 29, 2020 January 28, 2019 January 29, 2018	98,489 13,889 18,188	$ 627,375 $ 88,473 $ 115,858
Rebecca B. Sandberg	January 29, 2020 January 28, 2019 January 29, 2018	68,942 34,722 15,961	$ 439,161 $ 221,179 $ 101,672
Thomas E. Siering(3)	January 29, 2020 January 28, 2019 January 29, 2018	- 13,889 72,751	- $ 88,473 $ 463,424

(1)	The shares of restricted stock were granted pursuant to the 2009 Equity Incentive Plan and will vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the named executive officer complies with the terms and conditions of his or her restricted stock award agreement, unless earlier forfeited or accelerated under the terms of the restricted stock award agreement. See also “Potential Payments Upon Termination or Change of Control” on page 42.

(2)	The values in this column are based on the $6.37 closing market price of our common stock on the NYSE on December 31, 2020.

(3)	Mr. Siering served as Chief Executive Officer until June 24, 2020. Under the terms of our 2009 Equity Incentive Plan and the terms of his restricted stock award agreements, Mr. Siering’s unvested restricted stock awards remained outstanding pursuant to their terms following his departure as Chief Executive Officer since he remained in service to the company as a member of the Board of Directors.

Stock Vested in 2020

The following table sets forth information concerning the shares of restricted stock held by our named executive officers that vested during the year ended December 31, 2020.

Stock Awards
Name	Vesting Date	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
William Greenberg	January 26, 2020 January 28, 2020 January 29, 2020	12,872 6,944 19,400	$ 195,526 $ 105,271 $ 295,462
Mary Riskey	January 26, 2020 January 28, 2020 January 29, 2020	3,051 11,574 5,699	$ 46,345 $ 175,462 $ 86,796
Matthew Koeppen	January 26, 2020 January 28, 2020 January 29, 2020	11,919 6,944 18,188	$ 181,050 $ 105,271 $ 277,003
Rebecca B. Sandberg	January 26, 2020 January 28, 2020 January 29, 2020	9,535 17,361 15,961	$ 144,837 $ 263,193 $ 243,086
Thomas E. Siering	January 26, 2020 January 28, 2020 January 29, 2020	45,767 6,944 72,751	$ 695,201 $ 105,271 $1,107,998

(1)	The values in this column for the vesting events on January 26, 2020, January 28, 2020, and January 29, 2020 are based on the closing market price of our common stock on the NYSE on such date or, to the extent the NYSE was closed on such date, the closing market price of our common stock on the most recent NYSE trading date prior to the vesting event.

Potential Payments Upon Termination or Change of Control

We maintain certain plans and arrangements that will require us to provide compensation to our named executive officers in the event of certain terminations of employment. The following discussion describes the payments and benefits to which our named executive officers are entitled in various termination of employment and change of control situations. The intent of this discussion is to describe those payments and benefits for which the amount, vesting or time of payment is altered by the termination of employment or change of control situation. This discussion does not describe all payments and benefits a named executive officer may receive following a termination or change of control, such as the following accrued, vested or non-forfeitable compensation and benefits:

•	payment of individual and company contributions on behalf of the named executive officer under our company-sponsored 401(k) retirement and profit sharing plan, health savings account or flexible dependent care account, as described under “Health, Welfare, Retirement and Other Personal Benefits” on page 31;

•	payouts under, and continuation of, health and welfare benefits under plans generally applicable to our employees (e.g., COBRA) or as prescribed by applicable law; and

•	any payment as may be required under applicable law.

None of our named executive officers have any employment agreement or other arrangements other than as provided for in our Severance Benefits Plan and the 2009 Equity Incentive Plan and award agreements thereunder that govern the terms of the equity incentive awards that have been granted to them to date. Each of our executive officers is a party to our standard employee confidentiality agreement, which is described in the section titled “Employment, Severance and Change of Control Arrangements” beginning on page 31. For further information about our Severance Benefits Plan see the section titled “Employment, Severance and Change of Control Arrangements” beginning on page 31.

Voluntary Resignation

In the event of a named executive officer's voluntary resignation, we would not be obligated to pay or provide any additional payments or benefits to the executive officer in connection with his or her voluntary resignation.

Retirement

In the event of a named executive officer's retirement, we would not be obligated to pay or provide any additional payments or benefits to the executive officer unless he or she meets the criteria for "retirement" in connection with his or her retirement. Under our 2009 Equity Incentive Plan and the award agreements governing grants thereunder, "retirement" is generally defined as the voluntary termination of employment (i) at or after the age of 65, (ii) on or after the age of 55 and with five years of consecutive service, or (iii) as may be determined by the Compensation Committee. If the criteria for retirement are met, then on the executive’s termination date due to retirement, all restrictions on any unvested shares of restricted stock will lapse and the executive becomes fully vested in such shares.

Death

In the event of a named executive officer's death, under our 2009 Equity Incentive Plan and the award agreements governing grants thereunder, all restrictions on any unvested shares of restricted stock outstanding on the date of such executive officer’s death will lapse and the executive officer (or his or her beneficiary) becomes fully vested in such shares. We would not be obligated to pay or provide any additional payments or benefits to the executive officer (or his or her beneficiary) upon the executive officer’s death.

Disability

In the event of a named executive officer's disability, we would not be obligated to pay or provide any additional payments or benefits to the executive officer unless he or she meets the definition of “disability” as set forth under our 2009 Equity Incentive Plan and the award agreements governing grants thereunder. “Disability” is generally defined as the occurrence of an event which would entitle the grantee to the payment of disability income under an approved long-term disability income plan or a long-term disability of the company or a participating company as determined by the Compensation Committee in its absolute discretion or pursuant to any other standard as may be adopted by the Committee. If the definition of disability is met, then on the executive’s termination date due to disability, all restrictions on any unvested shares of restricted stock will lapse and the executive becomes fully vested in such shares.

Involuntary Termination without Cause

In the event a named executive officer is terminated by the company for any reason other than “cause,” the executive officer is entitled to receive certain cash payments under our Severance Benefits Plan and accelerated vesting of unvested restricted stock awards granted under our 2009 Equity Incentive Plan. Under our Severance Benefits Plan, the payments and benefits the named executive officer would be entitled to receive include:

•	cash compensation equal to a multiple of the executive’s base salary (i.e., two times (2x) base salary for the Chief Executive Officer and one and one-half times (1.5x) base salary for the other named executive officers);

•	a pro rata portion of the executive’s target annual incentive compensation established for the year in which the termination event occurred, as calculated from January 1 of that year through the separation date as if the individual and company target performance metrics comprising the annual incentive target compensation had been attained;

•	continued participation in certain welfare and insurance benefits in effect on the separation date for the lesser of the individual’s COBRA eligibility or 18 months; and

•	outplacement assistance for six months, up to a maximum reimbursement amount of $25,000.

Payment of severance benefits are payable in substantially equal installments in accordance with the company’s standard payroll procedures following the effective date of the executive officer’s separation agreement, except that portion that represents the pro rata target annual incentive compensation is payable in a lump sum payment at the time the company otherwise pays cash bonuses to its employees. Payment of severance benefits is contingent on the executive officer’s (i) timely execution and non-revocation of a general waiver and release in favor of the company, and (ii) continued compliance with any post-termination obligations to the company, including any restrictive covenants.

Under our 2009 Equity Incentive Plan, in the event a named executive officer is terminated by the company for any reason other than “cause,” then on the executive’s termination date, all restrictions on any unvested shares of restricted stock will lapse and the executive becomes fully vested in such shares.

Termination by Executive for Good Reason

In the event a named executive officer terminates their employment for “good reason,” we would not be obligated to pay or provide any additional payments or benefits to the executive officer unless he or she met the criteria for "good reason" in our Severance Benefits Plan. “Good reason” is generally defined as (i) material diminution or reduction of the executive’s authority, duties, or responsibilities, subject to certain limitations such as if such diminution is a result of unsatisfactory performance, (ii) relocation of the company’s principal office resulting in an increase in the executive’s commute by more than 50 miles, (iii) material reduction in the executive’s base salary or target compensation, other than in a reduction also affecting similarly-situated employees, or (iv) material breach by the company of any written agreement between the company and executive. If the criteria for “good reason” are satisfied, then the payments and benefits the named executive officer would be entitled to receive the same amounts as provided under our Severance Benefits Plan in the event that a named executive officers is involuntarily terminated without cause, as described above.

Change of Control

Our Severance Benefits Plan and our 2009 Equity Incentive Plan and the individual award agreements that govern the restricted stock awards previously granted to executive officers thereunder each include "double-trigger" provisions with respect to the payment of benefits in connection with a “change of control” of the company. In each case, the qualifying termination event that triggers the payment of a benefit must occur within 24 months following the date of such change of control. “Change of control” is generally defined as (i) any person or group becomes the owners of more than 50% of our then-outstanding common stock or the combined voting power of our then outstanding voting securities, (ii) members of our Board at the beginning of any consecutive 24-month period cease to constitute at least a majority of our Board for any reason other than death or disability, or (iii) upon the completion of certain business combinations, including a merger or a sale of substantially all of the company’s assets.

Involuntary Termination without Cause or for Good Reason

Severance Benefits Plan

       Under our Severance Benefits Plan, if (a) the company experiences a change of control and (b) within 24 months following the date of such change of control, a named executive officer is terminated by the company for any reason other than “cause” or by the employee for “good reason,” the executive officer is entitled to receive certain cash payments under our Severance Benefits Plan and accelerated vesting of unvested restricted stock awards granted under our 2009 Equity Incentive Plan.

Under our Severance Benefits Plan, the payments and benefits the named executive officer would be entitled to receive include:

•	cash compensation equal to a multiple of the executive’s base salary (i.e., two and one-half times (2.5x) base salary for the Chief Executive Officer and two times (2x) base salary for the other named executive officers);

•	a pro rata portion of the executive’s target annual incentive compensation established for the year in which the termination event occurred, as calculated from January 1 of that year through the separation date as if the individual and company target performance metrics comprising the annual incentive target compensation had been attained;

•	continued participation in certain welfare and insurance benefits in effect on the separation date for the lesser of the individual’s COBRA eligibility or 18 months; and

•	outplacement assistance for six months, up to a maximum reimbursement amount of $25,000.

Payment of severance benefits are payable in substantially equal installments in accordance with the company’s standard payroll procedures following the effective date of the executive officer’s separation agreement, except that portion that represents the pro rata target annual incentive compensation is payable in a lump sum payment at the time the company otherwise pays cash bonuses to its employees. Payment of severance benefits is contingent on the executive officer’s (i) timely execution and non-revocation of a general waiver and release in favor of the company, and (ii) continued compliance with any post-termination obligations to the company, including any restrictive covenants.

2009 Equity Incentive Plan

Under our 2009 Equity Incentive Plan and the individual award agreements that govern the restricted stock awards previously granted to executive officers thereunder, if (a) there is a “change of control” and (b) within 24 months following the change of control, the executive’s employment is terminated by the company without “cause” or by the executive for good reason (as that term is defined by the Compensation Committee), then the vesting restrictions on any restricted stock awards then outstanding will lapse on the separation date of such executive. If, however, there is a change of control and the “resulting entity” in the change of control has not assumed or continued the restricted stock award agreement, then the vesting restrictions on any restricted stock awards then outstanding will lapse immediately prior to the change of control.

Involuntary Termination for Cause

In the event an executive officer is terminated for “cause,” we would not be obligated to pay or provide any additional payments or benefits to the executive officer in connection with his or her termination. Conversely, under our Incentive Compensation Recoupment Policy and the terms of our 2009 Equity Incentive Plan and the award agreements granting restricted stock thereunder, the Board of Directors and Compensation Committee would have broad discretion to cancel unvested equity incentive awards and recover cash and equity incentive compensation previously paid to the executive officer, as described under “Incentive Compensation Recoupment (Clawback) Policy” beginning on page 35 above.

Under the Severance Benefits Plan and our 2009 Equity Incentive Plan, "cause" is generally defined as (i) engaging in willful or gross misconduct or negligence, (ii) repeatedly failing to adhere to the directions of superiors or the written policies and practices of the company; (iii) commission of the acts satisfying the elements of a felony, crime of moral turpitude, deceit, dishonesty or fraud, or any crime involving the company, (iv) engaging in fraud, misappropriation, embezzlement or material or repeated insubordination; (v) materially breaching their employment agreement (if any) or restrictive covenant agreement with the company, or (vi) engaging in any act or omission of willful misconduct or gross negligence detrimental to the business or financial reputation of the company.

Potential Payments Upon Termination or Change of Control

The following table sets forth reasonable estimates of the potential benefits to our named executive officers in connection with certain termination events that were described in the foregoing discussion of “Potential Payments Upon Termination or Change of Control” beginning on page 42, assuming each such event occurred on December 31, 2020 and as if our Severance Benefits Plan, which was adopted in March 2021, had been in place on December 31, 2020.

The actual payments and benefits due upon the occurrence of certain events could materially differ from the estimates provided in the following table and would only be known at the time that the named executive officers become eligible for payment. Material assumptions used in calculating the estimated payments and benefits are described in the footnotes to the table.

						Change of Control
Name	Voluntary Resignation or Involuntary Termination for Cause ($)	Retirement ($)	Death or Disability ($)	Involuntary Termination without Cause ($)	Termination by Executive for Good Reason ($)	Involuntary Termination without Cause or for Good Reason ($)	Involuntary Termination for Cause ($)
William Greenberg
Cash Severance Payment(1)	-	-	-	2,600,000	2,600,000	2,950,000	-
Unvested Equity Incentives(2)	-	839,432	839,432	839,432	-	839,432	-
Health/Welfare Benefits(3)	-	-	-	39,261	39,261	39,261	-
Outplacement Services(4)	-	-	-	25,000	25,000	25,000	-
Total	-	839,432	839,432	3,503,693	2,664,261	3,853,693	-
Mary Riskey(5)
Cash Severance Payment(1)	-	-	-	1,025,000	1,025,000	1,225,000	-
Unvested Equity Incentives(2)	-	518,353	518,353	518,353	-	518,353	-
Health/Welfare Benefits(3)	-	-	-	28,679	28,679	28,679	-
Outplacement Services(4)	-	-	-	25,000	25,000	25,000	-
Total	-	518,353	518,353	1,597,032	1,078,679	1,797,032	-
Matthew Koeppen
Cash Severance Payment(1)	-	-	-	1,550,000	1,550,000	1,800,000	-
Unvested Equity Incentives(2)	-	831,706	831,706	831,706	-	831,706	-
Health/Welfare Benefits(3)	-	-	-	39,261	39,261	39,261	-
Outplacement Services(4)	-	-	-	25,000	25,000	25,000	-
Total	-	831,706	831,706	2,445,967	1,614,261	2,695,967	-
Rebecca B. Sandberg
Cash Severance Payment(1)	-	-	-	1,225,000	1,225,000	1,450,000	-
Unvested Equity Incentives(2)	-	762,012	762,012	762,012	-	762,012	-
Health/Welfare Benefits(3)	-	-	-	39,261	39,261	39,261	-
Outplacement Services(4)	-	-	-	25,000	25,000	25,000	-
Total	-	762,012	762,012	2,051,273	1,289,261	2,276,273	-
Thomas E. Siering (5)
Cash Severance Payment(1)	-	-	-	-	-	-	-
Unvested Equity Incentives(2)	-	551,897	551,897	551,897	-	551,897	-
Health/Welfare Benefits(3)	-	-	-	-	-	-	-
Outplacement Services(4)	-	-	-	-	-	-	-
Total	-	551,897	551,897	551,897	-	551,897	-

Total	-	3,503,400	3,503,400	10,149,862	6,646,462	11,174,862	-

(1)	Represents the cash severance payable under the Severance Benefits Plan for the multiple of the base salary in effect at December 31, 2020 and the prorated annual cash incentive for each executive officer as described above. We did not set target annual incentive compensation for our named executives for 2020 because we were an externally managed company until August 15, 2020. Accordingly, the amount of annual cash incentive compensation used to calculate the pro rata target bonus component of the aggregate cash severance payment was based on actual annual cash incentive payment earned by the named executive officer for the 2020 performance year.

(2)	Represents unvested shares of restricted stock awards outstanding under our 2009 Equity Incentive Plan as more fully described under “Outstanding Equity Awards at Fiscal Year-End for 2020” on page 41 above. The value of shares is calculated based on the $6.37 closing market price of our common stock on the NYSE on December 31, 2020.

(3)	Represents the estimated aggregate amount of the COBRA severance benefits payable under the Severance Benefits Plan assuming the executive officer is enrolled in the same level of health and welfare benefits as on December 31, 2020 and assuming he or she is eligible for 18 months of COBRA benefits.

(4)	Assumes reimbursement paid to the executive officer for the maximum amount of $25,000 in outplacement services for which the officers is eligible under the Severance Benefits Plan.

(5)	Ms. Riskey and Mr. Siering each meet the retirement criteria set forth under out 2009 Equity Incentive Plan.

(6)	Mr. Siering’s outstanding equity incentive awards represent unvested shares of restricted stock granted to him in 2018 (for the 2017 performance year) and 2019 (for the 2018 performance year) while he was serving as our Chief Executive Officer. Under the terms of the restricted stock award agreement governing the 2018 and 2019 grants, the shares remained outstanding and subject to vesting in accordance with their terms when Mr. Siering ceased to be our Chief Executive Officer on June 24, 2020 because he remained in service to the company as a member of our Board of Directors.

CEO Compensation Pay Ratio

We are required by applicable law to disclose the median annual total compensation of all of our employees (excluding the Chief Executive Officer), the annual total compensation of the Chief Executive Officer, and the ratio of these two amounts (the “pay ratio”). The pay ratio below is a reasonable estimate based on our payroll records and the methodology described below, and was calculated in a manner consistent with applicable law. Because companies are provided flexibility in adopting a methodology for identifying the median employee and calculating the pay ratio, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified the median employee using the total compensation for all individuals (other than our Chief Executive Officer), consisting of 108 individuals who were employed by us on December 31, 2020 (whether employed on a full-time or part-time basis).

For purposes of this pay ratio calculation, including identifying and determining the annual total compensation of our median employee, “total compensation” is comprised of (i) the cash amounts paid by the company for annual base salary, annual cash bonus (if any), cash dividends paid on unvested long-term equity incentive awards (if any), for the partial period of August 15, 2020 through December 31, 2020 and (ii) the grant date value of long-term equity incentive awards (if any) granted in fiscal year 2020. Because we became an internally managed company on August 15, 2020 and did not have employees prior to that date, we did not include any cash compensation prior to August 15, 2020 in this calculation. As a result, the 2020 CEO compensation pay ratio may not be representative of future calculations, which will be based upon full-year total compensation figures.

For 2020, we calculated annual total compensation for the median employee using the same methodology as for our named executive officers as described in the Summary Compensation Table in this proxy statement. The annual total compensation for our Chief Executive Officer was $2,947,603 and the median annual total compensation of all of our employees (other than our CEO), was $67,687. The resulting pay ratio of the Chief Executive Officer’s annual total compensation to the annual total compensation of the our median employee was 43.5 to 1. Our median employee is an assistant vice president located in our Minnesota office.

PROPOSAL 2: ADVISORY VOTE RELATING TO EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, we are asking for your advisory vote on the compensation paid to our named executive officers as disclosed in this proxy statement.

We urge you to review carefully our compensation policies and decisions regarding our named executive officers as presented in the "Compensation Discussion and Analysis," the accompanying compensation tables, and the related narrative disclosures section appearing on pages 23 to 47 of this proxy statement. As described in detail in those sections, we believe that our transition to an internally managed company and the direct control of our company over the compensation of our named executive officers effectively aligns the interests of our named executive officers with our stockholders through the implementation of a compensation program that emphasizes a pay-for-performance philosophy while allowing us to attract, retain, and appropriately incent executives with the skills and experience necessary to achieve our key business objectives.

Accordingly, we are asking you to vote “FOR” the adoption of the following resolution:

“RESOLVED: That the stockholders of the company approve, on a non-binding advisory basis, the compensation paid to the company’s executive officers, as disclosed in the company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and related narrative discussions in the proxy statement.”

While the vote on this proposal is advisory in nature and not binding, the Board of Directors and the Compensation Committee will take the results of the vote into account in making future compensation decisions. Our Board of Directors has determined that our company will hold an advisory vote on executive compensation on an annual basis. We currently expect to conduct our next advisory vote on executive compensation at our next annual meeting of stockholders in May 2022.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION.

PROPOSAL 3: APPROVAL OF THE TWO HARBORS INVESTMENT CORP. 2021 EQUITY INCENTIVE PLAN

Introduction

We are asking our stockholders to approve the adoption of the Two Harbors Investment Corp. 2021 Equity Incentive Plan (the “2021 Plan”). If approved by our stockholders, the 2021 Plan will replace our existing 2009 Equity Incentive Plan as of May 19, 2021 and no new awards will be granted under the 2009 Equity Incentive Plan. Given the limited number of shares that remain available for issuance pursuant to the 2009 Equity Incentive Plan, stockholder approval of the 2021 Plan will ensure the continued availability of equity compensation as a key component of our compensation program. As discussed in the “Compensation Discussion and Analysis” beginning on page 23 above, we believe the use of equity compensation aligns the interests of our directors, executive officers and employees with our stockholders, plays an important role in executing upon our pay-for-performance philosophy and serves as an effective retention tool for eligible participants.

On March 18, 2021, our Board of Directors approved the 2021 Plan, subject to stockholder approval at the 2021 annual meeting. Stockholder approval of the 2021 Plan is required under the rules of the New York Stock Exchange (the "NYSE"), which also provide that, in order to be approved, the number of votes cast “for” the proposal must exceed the aggregate of votes cast “against” the proposal plus abstentions. The 2021 Plan provides for the issuance of up to 17,000,000 shares of the company’s common stock pursuant to awards granted thereunder. Our Board of Directors approved the 2021 Plan to, among other things:

•	enable us to continue to provide equity awards to our independent directors as part of their annual director compensation;

•	enable us to continue to provide equity awards to our executive officers and other key employees, should the Compensation Committee of the Board determine to do so in the future; and

•	maintain certain best practices of equity-based compensation, as more fully discussed below.

2021 Plan Highlights

The 2021 Plan is consistent with principles of good corporate governance. Some of the key features of the 2021 Plan are set forth below:

•	No Evergreen Provision. The 2021 Plan has a fixed number of shares available for grant that will not automatically increase because of an "evergreen" feature.

•	Prohibition on Repricing or Cash Buyouts. The 2021 Plan prohibits the repricing, including a prohibition of cash buyouts of out-of-the-money stock options, without stockholder approval.

•	No Reload Options. The 2021 Plan does not provide for the issuance of reload options.

•	No Discounted Options. The 2021 Plan requires the exercise price of options to be priced at not less than the fair market value of a share on the grant date.

•	No Liberal Share Recycling. The 2021 Plan precludes the re-granting of shares: (i) tendered or withheld to satisfy minimum statutory withholding taxes; (ii) tendered or withheld in payment of an option exercise price; (iii) not issued to an optionee on net settlement or net exercise of an option; or (iv) that have been repurchased by the company using stock option exercise proceeds.

•	No Single-Trigger Change in Control Vesting. If awards granted under the 2021 Plan are assumed by a successor entity in connection with a change in control of the company, such awards will not automatically vest and pay out upon such change in control (other than dividend equivalent rights).

•	No Tax Gross-ups. The 2021 Plan does not provide for any tax gross-ups.

•	Clawback Policy. The 2021 Plan provides that all awards are subject to the forfeiture as required under the Dodd-Frank Act and the related rules of the SEC or applicable listing exchange or as required by any clawback or recoupment policy that the Board of Directors or the Compensation Committee may adopt.

•	Administration by an Independent Committee. The 2021 Plan is administered by the Compensation Committee, which is comprised entirely of independent directors.

Stockholder approval of the 2021 Plan would allow for issuance of up to 17,000,000 shares of common stock. Other changes provided for in the 2021 Plan relative to the 2009 Equity Incentive Plan include:

•	the removal of references to our former external manager, PRCM Advisers LLC, and its affiliates;

•	updating and expanding upon the definition of for “Cause” termination;

•	updating the definition of “Change of Control” to remove the liquidation or dissolution of the company as a change of control event;

•	the removal of references to Section 162(m) of the Internal Revenue Code that are no longer applicable;

•	updating and expanding upon the company’s rights to withhold compensation for the purpose of satisfying the income tax obligations of eligible participants under the 2021 Plan; and

•	other conforming and technical modifications.

If approved by stockholders, the 2021 Plan will replace the 2009 Equity Incentive Plan. Awards previously granted under the 2009 Equity Incentive Plan would remain outstanding and valid in accordance with their terms, but no new awards would be granted under the 2009 Equity Incentive Plan. If stockholders do not approve the 2021 Plan at the annual meeting, the Company may continue to grant awards under the 2009 Equity Incentive Plan, although the shares remaining available for issuance under the 2009 Equity Incentive Plan may not be sufficient for the company’s future needs.

Background and Historical Equity Compensation Practices

Our 2009 Equity Incentive Plan was originally adopted on October 7, 2009 and was subsequently restated, upon stockholder approval, at our 2013 annual meeting and at our 2015 annual meeting, which restatements increased the number of shares available for issuance and, among other things, provided for certain additional legal, governance and other compliance changes. There have been no additional amendments to or authorized share increases under the 2009 Equity Incentive Plan since our 2015 annual meeting.

As of December 31, 2020, 891,390 shares of common stock remained available for future grants under our 2009 Equity Incentive Plan. Subsequently, in February 2021, restricted stock unit awards were granted pursuant to the 2009 Equity Incentive Plan to certain non-executive employees that, subject to vesting requirements and continued compliance with the terms of the awards agreements, provide for the issuance in the aggregate of 612,596 shares of common stock.

The Board of Directors recognizes the potential dilutive impact of this proposal on our stockholders and has evaluated this request for approval of the 2021 Plan carefully in the context of the need to attract, motivate and retain our directors, executive officers and employees. In determining the number of shares to request for approval under the 2021 Plan, the Board worked with the Compensation Committee’s independent compensation consultant to evaluate a number of factors, including criteria expected to be utilized by institutional stockholders and proxy advisory firms in evaluating our proposed 2021 Plan. The Board also considered, among other things, our historical share usage rate under the 2009 Equity Incentive Plan, potential share “overhang” and projected future share usage under the 2021 Plan. Our Board believes that the increase in shares of common stock available for issuance represents a reasonable amount of potential equity dilution to accommodate the company’s long-term strategic priorities. Provided below is certain additional information regarding our historical equity compensation practices and the potential dilutive impact if stockholders approve the 2021 Plan.

Why You Should Vote for the 2021 Plan

We believe that we have demonstrated our ability to carefully manage the growth of our equity compensation program. In particular, we believe that our current level of dilution and the pace at which we grant equity awards (referred to as the “burn rate”) is reasonable. We are committed to effectively monitoring our equity compensation share reserve, including our burn rate, to ensure that we maximize stockholder value by granting the appropriate number of equity awards necessary to attract, reward and retain employees.

Prior to December 31, 2020, the only form of awards issued under the 2009 Equity Incentive Plan included shares of restricted common stock subject to time-based vesting and other restrictions and shares of common stock. No stock options have been issued under the 2009 Equity Incentive Plan. All awards granted to our named executive officers and other company personnel have provided for ratable vesting on an annual basis over a three-year period, with accelerated vesting occurring under certain circumstances. Beginning in 2019, awards granted to our independent directors pursuant to our independent director compensation program have provided for a one-year vesting requirement, with accelerated vesting occurring under certain circumstances.

The following table summarizes the activity related to the restricted common stock granted pursuant to the 2009 Equity Incentive Plan for the years ended December 31, 2020, 2019 and 2018:

Total
Unvested Shares as of December 31, 2017	1,284,010
Granted	996,924
Vested	(673,118)
Forfeited	(14,115)
Unvested Shares as of December 31, 2018	1,593,701
Granted	515,282
Vested	(942,874)
Forfeited	(103,208)
Unvested Shares as of December 31, 2019	1,062,901
Granted	855,712
Vested	(653,132)
Forfeited	(43,486)
Unvested Shares as of December 31, 2020	1,221,995

Subsequent to December 31, 2020, an additional 518,216 shares of restricted common stock vested pursuant to their terms. The company also granted new restricted stock unit awards pursuant to the 2009 Equity Incentive Plan to certain non-executive employees that provide for the issuance in the aggregate of 612,596 shares of common stock. Similar to the restricted stock awards we have historically granted to our named executive officers and other company personnel, these new restricted stock unit awards provide for ratable vesting on an annual basis over a three-year period, with accelerated vesting occurring under certain circumstances.

Share Usage Rate

The following table summarizes information regarding our annual share usage rate, or burn rate, under the 2009 Equity Incentive Plan for the years ended December 31, 2020, 2019 and 2018. Our annual share usage rate is calculated by dividing (i) the number of shares of common stock underlying equity awards granted each year by (ii) the weighted average shares of common stock outstanding for such year. Our burn rate, not taking into account forfeitures, averaged 0.33% for the three years ended December 31, 2020.

	Year Ended December 31,
	2018	2019	2020
Full Value Shares Granted(1)	996,924	515,282	855,712
Common Shares Outstanding(2)	206,020,502	267,826,739	273,600,947
Annual Share Usage	0.48%	0.19%	0.31%

(1)	Full value shares granted include all shares of restricted stock and common stock granted to eligible participants pursuant to the 2009 Equity Incentive Plan.

(2)	Weighted average common shares outstanding (basic).

Potential Dilutive Impact

The following table summarizes information, as of December 31, 2020, regarding the fully dilutive impact, or “overhang,” under our current 2009 Equity Incentive Plan, as well as the projected overhang if stockholders approve the 2021 Plan. Our fully diluted “overhang” is calculated by dividing (i) shares of common stock underlying previously granted equity awards, plus shares of common stock that remain available for issuance by (ii) the total number of shares outstanding.

If approved by stockholders, the 2021 Plan will replace the 2009 Equity Incentive Plan. Awards previously granted under the 2009 Equity Incentive Plan would remain outstanding and valid in accordance with their terms, but no new awards would be granted under the 2009 Equity Incentive Plan. Accordingly, the dilutive impact of the proposed 2021 Plan referenced in the table below includes awards granted under the 2009 Equity Incentive Plan that would remain outstanding, subject to the terms of the 2009 Equity Incentive Plan.

	2009 Equity Incentive Plan		Proposed 2021 Plan
	Shares	Dilution(1)	Shares	Dilution(1)
Unvested Restricted Stock Awards(2)	1,221,995(3)	0.45%	1,221,995(3)	0.45%
Shares Available for Issuance	891,390	0.33%	17,000,000(4)	6.21%
Total	2,113,385	0.77%	18,221,995	6.66%

(1)	Dilution is calculated based on our weighted average common shares outstanding (basic) of 273,600,947 for the year ended December 31, 2020.

(2)	Includes unvested restricted stock awards previously granted to eligible participants pursuant to the 2009 Equity Incentive Plan.

(3)	Subsequent to December 31, 2020, 518,216 shares of restricted common stock vested pursuant to their terms. In addition, restricted stock unit awards were granted pursuant to the 2009 Equity Incentive Plan to certain non-executive employees that, subject to vesting requirements and continued compliance with the terms of the awards agreements, provide for the issuance in the aggregate of 612,596 shares of common stock.

(4)	Includes the 17 million share authorization provided for pursuant to the 2021 Plan.

Summary of the Principal Features of the 2021 Plan

A summary of the principal features of the 2021 Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the 2021 Plan, which is attached as Appendix A to this proxy statement.

Administration

The 2021 Plan will be administered by the Compensation Committee of our Board of Directors. The Compensation Committee, appointed by our Board of Directors, has the full authority to administer and interpret the 2021 Plan; to authorize the granting of awards; to determine the eligibility of directors, officers, employees, advisors, consultants and other personnel; to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2021 Plan); to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2021 Plan); to prescribe the form of instruments evidencing awards; and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2021 Plan or the administration or interpretation thereof. In connection with this authority, the Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The Compensation Committee administering the 2021 Plan will consist of not less than three directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a non-employee director and will meet the requirements of the NYSE for director independence and the requirement to be an eligible member of a compensation committee. The Compensation Committee is authorized to delegate certain authority under the 2021 Plan to a subcommittee of the Compensation Committee or Board of Directors consisting of one or more directors.

Available Shares

The 2021 Plan provides for grants of common stock, restricted common stock, phantom shares, dividend equivalent rights and other equity-based awards, subject to a ceiling of 17,000,000 shares available for issuance under the plan. If an award granted under the 2021 Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. In addition, if the shares underlying any phantom shares or DERs are paid out in cash, the underlying shares may again be made the subject of grants under the 2021 Plan. The 2021 Plan shall remain available until all shares available for grant have been awarded and all grants have been settled although the Board may terminate the plan at any earlier time. Plan termination will not affect the rights and obligations of those with outstanding grants then in effect. No award may be granted under the 2021 Plan to any person who, assuming payment of all awards held by such person, would own or be deemed to own more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock.

Awards under the 2021 Plan

Restricted Shares of Common Stock

A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, that the Compensation Committee may impose at the date of grant. Grants of restricted shares of common stock may be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times and under such circumstances, including a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including the right to vote and the right to receive dividends on the restricted shares of common stock. Dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock. In addition, dividends otherwise owed on restricted shares that vest based on performance measures shall not be paid unless and until the performance measurements are met, or the period of forfeiture for such restricted shares lapses.

Phantom Shares

Phantom shares, when issued, will reduce the number of shares available for grant under the 2021 Plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair value of a share of common stock, or, if provided by the Compensation Committee, the right to receive the fair value of a share of common stock in excess of a base value established by the Compensation Committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the Compensation Committee, as may be provided by the Compensation Committee at the time of grant). The Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. The Compensation Committee may determine that the holders of awards of phantom shares will be entitled to receive dividend equivalents, which shall be payable at such time that dividends are paid on outstanding shares. However, dividends otherwise owed on phantom shares that vest based on performance measures shall not be paid unless and until the performance measures are met.

Stock Options

A stock option award is an award of the right to purchase a specific number of shares of common stock at a fixed exercise price determined on the date of grant. Stock option awards may either be incentive or non-qualified stock options; provided that incentive stock options may only be granted to our employees. The exercise price of such options must equal at least the fair market value of our common stock on the date of grant. An incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our common stock on the grant date. The Compensation Committee will determine the methods of payment of the exercise price of an option, which may include cash, shares or cancellation of indebtedness acceptable to the Compensation Committee. Subject to the provisions of the 2021 Plan, the Compensation Committee determines the remaining terms of the options (e.g., vesting). Unless otherwise provided in the grant agreement, after the termination of service by the company of an employee, director or consultant, the participant may exercise his or her option, to the extent vested as of such date of termination, for three months following the date of termination, except that if the participant terminates his or her service, or is terminated for cause, no exercise after termination is permitted. If termination is due to death (or if death occurs within three months of termination of service by the company other than for cause), the option, to the extent vested, will remain exercisable for 12 months. If the termination is due to retirement or disability, the option, to the extent vested, will remain exercisable for 24 months. In no event may an option be exercised later than the expiration of its term. A participant shall have no rights as a stockholder until the participant exercises the option and the stock certificate is issued to the participant. Without stockholder approval, the Compensation Committee may not permit any “repricing,” meaning any reduction in exercise price or cancellation of an option in exchange for an option with a lower exercise price or a cancellation of an option for cash or another grant if the exercise price of the option is greater than the fair market value of the shares subject to the option at the time of cancellation, other than in conjunction with a change of control or other permitted anti-dilution adjustments.

Dividend Equivalent Rights

An award of dividend equivalent rights (or DERs) represents the right to receive (or have credited) the equivalent value (in cash, common stock or a combination of both, as determined by the Compensation Committee at the time of grant) of dividends paid on common stock. A participant holding DERs receives a credit for dividends declared on common stock on each dividend payment date during the period between (i) the date the award is granted to the participant and (ii) the date the award is exercised, vests or expires, as determined by the Compensation Committee. The specific terms of a DER will be established by the Compensation Committee in its discretion.

Other Share-Based Awards

The 2021 Plan authorizes the granting of other awards based upon shares of our common stock, including grants of shares without conditions (including the grant of shares without conditions to our independent directors), grants of shares that vest that based upon certain conditions such as performance goals and objectives, grants of restricted stock units and grants of securities convertible into common stock, subject to terms and conditions established at the time of grant.

Performance Goals

The Compensation Committee may, in its discretion, grant performance-based awards that will result in a payment to a participant only if performance goals established by the Compensation Committee are achieved, as determined by the Compensation Committee, and any other applicable vesting provisions are satisfied. The Compensation Committee may establish performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or the value of shares of common stock to be paid out to participants. Prior to the vesting and delivery of performance-based equity-based awards hereunder, the Committee shall have certified that any applicable performance goals, and other material terms of the grant, have been satisfied.

Prohibitions on Transfers of Options

No option shall be assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Grantee is domiciled at the time of his or her death; provided, however, that the Compensation Committee may (but need not) permit other transfers, where the Compensation Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Section 422(b) of the Internal Revenue Code and (iii) is otherwise appropriate and desirable. Such transfers must be made without consideration and only to family members (or pursuant to a qualified domestic relations order in the event of divorce of an optionee) or to trusts or other entities for the benefit of family members. The Compensation Committee may also allow transfers to nonprofit organizations exempt from tax under Section 501(c)(3) of the Internal Revenue Code.

Double Trigger Vesting Upon a Change of Control

Under the 2021 Plan, a change of control is generally defined as the occurrence of any of the following events: (i) the acquisition of more than 50% of our voting shares or outstanding shares by any person; (ii) the sale or disposition of all or substantially all of our assets; (iii) a merger or consolidation where our stockholders immediately prior to such event would not, immediately after such merger or consolidation, beneficially own shares representing in the aggregate more than 50% of the voting power of the surviving or resulting entity in substantially the same proportion as such stockholders’ ownership immediately prior to the merger or consolidation; or (iv) during any 24-calendar-month period, our directors, including subsequent directors recommended or approved by our directors, but excluding directors who became directors as a result of an actual or threatened election contest or consent solicitation, at the beginning of such period cease for any reason other than due to death or disability to constitute a majority of our Board of Directors.

Upon a change of control, the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change of control, but only if the Compensation Committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments). Such adjustments may include an automatic lapse, upon a change of control, of all restrictions and conditions on all grants under the 2021 Plan if the grantee separates from service due to termination without cause or for good reason within 24 months of the change of control.

Amendments and Termination

Our Board of Directors may amend, alter or discontinue the 2021 Plan but cannot take any action that would impair the rights of a grantee with respect to grants previously made without such grantee's consent, unless the amendment is in connection with compliance with applicable law. To the extent necessary and desirable, our Board of Directors must obtain approval of our stockholders for any amendment that would:

•	other than through anti-dilution or similar adjustments as provided in the 2021 Plan, increase the total number of shares of common stock reserved for issuance under the 2021 Plan;

•	change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2021 Plan;

•	reprice or buy out any awards under the 2021 Plan;

•	replace any “underwater” awards under the 2021 Plan; or

•	otherwise require such approval.

Subject to the requirements for shareholder approval, described above, the Compensation Committee may amend the terms of any award granted under the 2021 Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to certain awards that may be granted under the 2021 Plan based on current tax laws. The summary does not include any state, local or foreign tax laws. This discussion is intended for the information of stockholders considering how to vote with respect to the proposal to approve the 2021 Plan.

Nonqualified Stock Options. A participant will not recognize taxable income upon the grant of a nonqualified stock option. The participant generally will recognize ordinary income upon exercise, in an amount equal to the excess of the fair market value of the common shares received at the time of exercise (including any common stock withheld by the company to satisfy tax withholding obligations) over the exercise price.

Incentive Stock Options. A participant will not recognize taxable income when an incentive stock option is granted or exercised. However, the excess of the fair market value of the covered common stock over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax purposes. If the participant exercises the option and holds the acquired common stock for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price will be taxed as long-term capital gain or loss. If the participant sells the acquired common stock before the end of the two-year and one-year holding periods, the participant generally will recognize ordinary income at the time of sale equal to the fair market value of the common stock on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain will be capital gain, long-term if the common shares have been held for more than one year.

Restricted Stock, Restricted Stock Units, Performance Units, and Performance Share Units. A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance units or performance share units is granted. Instead, the participant will recognize ordinary income in the first taxable year in which the participant’s interest in the common stock underlying the award becomes either (i) freely transferable, or (ii) issued and no longer subject to a substantial risk of forfeiture. However, the recipient of an award for restricted stock may elect to recognize income at the time the participant receives the award in an amount equal to the fair market value of a share of common stock underlying the award, less any cash paid for the shares, on the grant date. Any subsequent gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year.

Tax Effect for the Company. The company generally will be entitled to a tax deduction in an amount equal to the ordinary income recognized by a participant with respect to an award and at the time the participant recognizes such income. However, special rules limit the deductibility of compensation paid to the named executive officers. As described on page 36 above, Section 162(m) restricts the deductibility of compensation paid to certain of our current and former executive officers, including our Chief Executive Officer, Chief Financial Officer and to our three other most highly compensated named executive officers (other than our Chief Executive Officer and our Chief Financial Officer).

Please note that the forgoing is general tax discussion and different tax rules may apply to specific participants and transactions under the 2021 Plan.

Additional Information Regarding New Plan Benefits

Future grants under the 2021 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable, with the exception of the following discretionary grants set forth below. On January 29, 2021, the Compensation Committee conditionally approved the granting of restricted stock units to our named executive officers in recognition of our overall development and the financial performance of the business during the fiscal year ended December 31, 2020 (the “2021 Management Awards”). These 2021 Management Awards are contingent and will be effective upon stockholder approval of the 2021 Plan at the 2021 Annual Meeting. In the event stockholders do not approve the 2021 Plan, the 2021 Management Awards will not become effective. The amount of the 2021 Management Awards and the applicable recipients are set forth below:

Name	Value of Vesting Restricted Stock Units(1)
William Greenberg	$1,500,000
Mary Riskey	$700,000
Matthew Koeppen	$1,125,000
Rebecca B. Sandberg	$800,000
(1)	The number of restricted stock units to be granted pursuant the 2021 Management Awards, assuming stockholder approval of the 2021 Plan is obtained at the 2021 annual meeting, will be based on the closing market price of our common stock on the NYSE on May 19, 2021. These restricted stock units will be time vesting equity, which generally vest ratably on an annual basis over a three-year period, and entitle the recipient to receive dividend equivalents during the vesting period.

Under the company's compensation program for independent directors as set forth beginning on page 16, each independent director receives a portion of their annual director fees in shares of restricted common stock. If the 2021 Plan is approved by stockholders, these annual equity grants will be issued, as of the date of the Annual Meeting, pursuant to the 2021 Plan.

Other than as set forth in the preceding paragraphs, the company has no current proposals, plans or arrangements, written or otherwise, to grant any specific awards under the 2021 Plan to any executive officers, officers, employees, advisors, consultants or other personnel.

Securities Authorized for Issuance under Equity Compensation Plans

We adopted our 2009 Equity Incentive Plan to provide incentive compensation to attract and retain qualified directors, officers, advisers, consultants and other personnel. The following table presents certain information about our equity compensation plan as of December 31, 2020:

	December 31, 2020
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table)
Equity compensation plans approved by stockholders	—	$—	891,390
Equity compensation plans not approved by stockholders	—	—	—
Total	—	$—	891,390

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE TWO HARBORS 2021 EQUITY INCENTIVE PLAN.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Although ratification is not required by our Bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, it will be reconsidered by our Audit Committee. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee Report

The Board of Directors has appointed an Audit Committee presently composed of independent directors Karen Hammond, Stephen G. Kasnet, W. Reid Sanders, and Hope B. Woodhouse. Mr. Kasnet serves as Chair of the Audit Committee. Each of the directors on our Audit Committee is an independent director under the NYSE listing standards and SEC rules. The Board of Directors has determined that each of Ms. Hammond, Mr. Kasnet and Ms. Woodhouse satisfies the definition of financial sophistication and is an “audit committee financial expert,” as defined under rules and regulations promulgated by the SEC.

The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available on our website at www.twoharborsinvestment.com. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. Our independent registered public accounting firm is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, our independent registered public accounting firm for 2020. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB and the SEC.

The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communication with the Audit Committee concerning independence, and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2020 be included in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC. The Audit Committee also has recommended the appointment of Ernst & Young LLP to serve as the company’s independent registered public accounting firm for the year ending December 31, 2021.

By the Audit Committee:

Stephen G. Kasnet, Chair
Karen Hammond
W. Reid Sanders
Hope B. Woodhouse

Use of Audit Committee Report

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material,” is not deemed to be “filed” with the SEC, and is not to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act.

Auditor Fees

We retained Ernst & Young LLP to audit our consolidated financial statements for the year ended December 31, 2020. We also retained Ernst & Young LLP, as well as other accounting and consulting firms, to provide various other services in 2020.

The table below presents the aggregate fees billed to us for professional services performed by Ernst & Young LLP for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Audit fees(1)	$1,704,445	$1,443,738
Audit-related fees(2)	46,056	46,100
Tax fees(3)	303,196	224,726
Total principal accountant fees	$2,053,697	$1,714,564

(1)	Audit fees pertain to the audit of our annual Consolidated Financial Statements, including review of the interim financial statements contained in our Quarterly Reports on Form 10-Q, comfort letters to underwriters in connection with our registration statements and common stock offerings, attest services, consents to the incorporation of the EY audit report in publicly filed documents and assistance with and review of documents filed with the SEC.
(2)	Audit-related fees pertain to assurance and related services that are traditionally performed by the principal accountant, including accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews and consultation concerning financial accounting and reporting standards.
(3)	Tax fees pertain to services performed for tax compliance, including REIT compliance, tax planning and tax advice, including preparation of tax returns and claims for refund and tax-payment planning services. Tax planning and advice also includes assistance with tax audits and appeals, and tax advice related to specific transactions.

Auditor Services Pre-Approval Policy

The services performed by Ernst & Young LLP in 2019 were pre-approved by our Audit Committee in accordance with the pre-approval policy set forth in our Audit Committee Charter. This policy requires that all engagement fees and the terms and scope of all auditing and non-auditing services be reviewed and approved by the Audit Committee in advance of their formal initiation.

GENERAL INFORMATION ABOUT

THE 2021 ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 19, 2021

This Proxy Statement and our 2020 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.proxyvote.com.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to the holders of our common stock as of the close of business on March 26, 2021. All common stockholders will be able to access our proxy materials on the website referred to in the Notice of Availability (www.proxyvote.com) or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice of Availability. We anticipate that the Notice of Availability will be mailed to common stockholders beginning on or about April 6, 2021.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following matters:

(1)	To elect as directors the eight individuals named in this proxy statement, each to serve until our next annual meeting of stockholders and until his or her successor is elected and qualified;

(2)	To hold an advisory vote relating to the compensation of our executive officers;

(3)	To ratify the Two Harbors Investment Corp. 2021 Equity Incentive Plan;

(4)	To approve the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

We currently are not aware of any business to be acted upon at the Annual Meeting other than as described in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares of common stock or act on those matters according to their best judgment.

Why is the company holding a virtual Annual Meeting?

We have elected to conduct our Annual Meeting in a virtual format in order to better facilitate stockholder participation by enabling stockholders to participate fully and equally from any location at no cost. We believe this approach increases our ability to engage with all stockholders, regardless of size, resources or physical location, and also provides cost savings for the company. We have designed this virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the online format allows stockholders to communicate with us in advance of, and during, the meeting so they can ask any questions of management and our Board of Directors.

Who is entitled to vote at the Annual Meeting?

Our Board of Directors has set March 26, 2021, as the record date for the Annual Meeting. This means that the holders of our common stock as of the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. On the record date, there were 273,718,537 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A list of the holders of our common stock as of the record date will be available at our principal executive office, during normal business hours for the ten days preceding the Annual Meeting, for examination by any registered common stockholder as of the record date for any purpose pertaining to the Annual Meeting. Our principal executive office is located at 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305.

What are my voting rights?

You are entitled to one vote for each share of our common stock held by you on the record date on all matters presented at the Annual Meeting or any adjournment or postponement thereof. There is no cumulative voting.

How many shares must be present to hold the Annual Meeting?

The presence, in person or represented by proxy, of the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Your shares will be counted toward the quorum if you submit a proxy or vote at the Annual Meeting. Shares represented by proxies marked “abstain” and “broker non-votes” are also counted in determining whether a quorum is present.

What is a proxy?

A proxy is your designation of another person to vote shares of our common stock that you own. The person you designate is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers have been designated as proxies for our Annual Meeting. These executive officers are William Greenberg, our Chief Executive Officer, and Rebecca B. Sandberg, our General Counsel and Secretary.

What is a proxy statement?

A proxy statement is a document that SEC regulations require us to make available to you by Internet or, if you request, by mail when we ask you to designate proxies to vote your shares of our common stock at a stockholders meeting. The proxy statement includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by regulations of the SEC and rules of the NYSE.

Why did I receive a notice instead of a full set of proxy materials?

As permitted by SEC rules, we have elected to provide access to our proxy materials over the Internet, which reduces the environmental impact and costs of our Annual Meeting. Accordingly, we mailed a Notice of Availability to beneficial owners and the holders of record of our common stock who have not previously requested a printed set of proxy materials. The Notice of Availability contains instructions on how to access our proxy materials and vote online as well as instructions on how to request a printed set of proxy materials.

Why did I receive more than one notice or printed set of proxy materials?

If you receive more than one Notice of Availability or printed set of proxy materials, it likely means that you hold shares of our common stock in more than one account. To ensure that all of your shares are voted, you should vote once for each control number you receive, as described below under “How can I vote prior to the Annual Meeting?”

How can I obtain a paper copy or an electronic copy of the proxy materials?

To obtain a paper copy or an electronic copy of the proxy materials, you will need your control number, which was provided to you in the Notice of Availability or the proxy card included with your printed set of proxy materials. Once you have your control number, you may request a paper copy or an electronic copy of our proxy materials using any of the following methods: (i) visit www.proxyvote.com and enter your control number when prompted; (ii) call 1-800-579-1639 and enter your control number when prompted; or (iii) send an email requesting electronic delivery of the materials to sendmaterial@proxyvote.com.

What is the difference between a stockholder of record and a beneficial owner?

If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the stockholder of record with respect to those shares.

If your shares of common stock are held in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee on how to vote the shares that you beneficially own and you are also invited to attend our Annual Meeting. However, beneficial owners generally cannot vote their shares directly because they are not the stockholder of record; instead, beneficial owners must instruct the broker, bank, trustee or other nominee how to vote their shares using the method described below under “How can I vote prior to the Annual Meeting?”

Where can I find the voting results of the Annual Meeting?

We plan to publish the final voting results in a Current Report on Form 8-K filed within four business days of the Annual Meeting. If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

How can I vote prior to the Annual Meeting?

Stockholders of Record. If you are a holder of record of our common stock, you may vote your shares or submit a proxy to be voted at the Annual Meeting by one of the following methods:

Vote by Internet	You may authorize your proxy online via the Internet by accessing the website www.proxyvote.com and following the instructions provided on the Notice of Availability or proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time, on May 18, 2021. To vote by Internet, use the control number listed on your Notice of Availability or proxy card, which was provided to you by our vote tabulator, Broadridge Financial Solutions, Inc.; then follow the additional steps when prompted. These steps have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.
Vote by Telephone	You may authorize your proxy by touch-tone telephone by calling 1-800-690-6903. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time, on May 18, 2021. To vote by telephone, use the control number listed on the Notice of Availability or proxy card, which was provided to you by our vote tabulator, Broadridge Financial Solutions, Inc.; then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.
Vote by Mail	If you request paper copies of the proxy materials to be sent to you by mail, you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope included with the paper proxy materials.

Beneficial Owners. If your shares of common stock are held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name.” If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trustee or other nominee, which is similar to the voting procedures for stockholders of record. Other than ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021, the rules do not permit your broker, bank, trustee or other nominee to vote your shares of stock on any proposal unless you provide them with specific instructions on how to vote your shares of common stock. You should instruct your broker, bank, trustee or other nominee how to vote your shares of common stock by following the directions provided by such party. However, if you request the proxy materials by mail after receiving a Notice of Availability from your broker, bank, trustee or other nominee, you will receive a voting instruction form (not a proxy card) to use in directing such party how to vote your shares.

Can I vote my shares during the Annual Meeting?

Yes. You may vote your shares by logging in to www.virtualshareholdermeeting.com/TWO2021 during the Annual Meeting and following the instructions provided. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice of Availability. You will be able to vote during the Annual Meeting until such time as the Chairperson declares the polls closed.

How does the Board recommend that I vote my shares, and what vote is required for approval of each proposal at the Annual Meeting?

	Proposal	Board Recommendation	Available Voting Options	Voting Approval Standard	Effect of an Abstention	Effect of a Broker Non-Vote
1.	Election of eight directors	FOR each of the eight nominees	FOR; AGAINST; or ABSTAIN, with respect to each nominee	A nominee who receives a majority of all votes cast “for” such nominee is elected as a director	No Effect	No Effect
2.	Advisory vote relating to executive compensation	FOR	FOR; AGAINST; or ABSTAIN	Majority of all votes cast “for” the proposal	No Effect	No Effect
3.	Approval of the Two Harbors Investment Corp. 2021 Equity Incentive Plan	FOR	FOR; AGAINST; or ABSTAIN	Majority of all votes cast “for” the proposal(1)	Same Effect As “Against” Vote	No Effect
4.	Ratification of Ernst & Young LLP as our independent registered public accounting firm	FOR	FOR; AGAINST; or ABSTAIN	Majority of all votes cast “for” the proposal	No Effect	Not Applicable

(1)	Pursuant to NYSE rules, approval of the Two Harbors Investment Corp. 2021 Equity Incentive Plan proposal requires that the number of votes cast “for” the proposal exceeds the aggregate of votes cast “against” the proposal plus abstentions.

If I submit my proxy, how will my shares of common stock be voted?

How do you hold your Shares?	How your shares will be voted if you specify how to vote:	How your shares will be voted if you do not specify how to vote:
Stockholder of Record (your shares are registered in your name)	The named proxies will vote your shares as you direct on the proxy card.	The named proxies will vote as recommended by the Board of Directors. In the case of Proposal 1, that means your shares will be voted FOR each director nominee. In the case of Proposals 2 and 3, that means your shares will be voted FOR each proposal.
Beneficial Owner (your shares are held in “street name”)	Your bank or broker will vote your shares as you direct them to.	Your bank or broker may use its discretion to vote only on items deemed by the NYSE to be “routine,” such as Proposal 4 - Ratification of Auditors. For non-routine items, such as Proposals 1, 2 and 3, your shares will be considered “uninstructed” and result in a broker non-vote.

How are abstentions and broker non-votes treated?

Pursuant to NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. The only “routine” matter to be voted on at our Annual Meeting is Proposal 4 - Ratification of Auditors. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 4.

Pursuant to Maryland law, abstentions and broker non-votes are not included in the determination of the shares of common stock voting on such matters, but are counted for quorum purposes. However, with respect to Proposal 3 – Approval of the Two Harbors Investment Corp. 2021 Equity Incentive Plan, NYSE rules require that the number of votes cast “for” the proposal exceeds the aggregate of votes cast “against” the proposal plus abstentions. Accordingly, solely with respect to Proposal 3, an abstention will have the same effect as a vote “against” such proposal.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trustee or other nominee how to vote, on all matters before the Annual Meeting. For more information regarding the effect of abstentions and broker non-votes on the outcome of a vote, please see “How does the Board recommend that I vote my shares, and what vote is required for approval of each Proposal at the Annual Meeting?” and “If I submit my proxy, how will my shares be voted?”

Can I change my vote after submitting my proxy?

You may change your vote at any time before the proxy is exercised. For holders of record of our common stock, if you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting via the Internet during the virtual Annual Meeting or by giving written notice of such revocation to the Secretary. If you voted by Internet or telephone, you may also change your vote with a timely and valid later-dated Internet or telephone vote, as the case may be, or by voting via the Internet during the Annual Meeting. Attendance at the virtual Annual Meeting will not have the effect of revoking a proxy unless: (i) you give proper written notice of revocation to the Secretary before the proxy is exercised; or (ii) you vote online during the Annual Meeting.

Notices of revocation of proxies should be sent to Two Harbors Investment Corp., Attention: Rebecca B. Sandberg, General Counsel and Secretary, 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305. The notice of revocation must be received no later than Tuesday, May 18, 2021.

Who will count the votes?

Broadridge Financial Solutions, Inc., our independent proxy tabulator, will count the votes and will act as our Inspector of Elections for the Annual Meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be conducted virtually via the Internet on Wednesday, May 19, 2021. You can attend the meeting by logging in to www.virtualshareholdermeeting.com/TWO2021 and following the instructions provided on your Notice of Availability. We recommend that you log in at least ten minutes before the Annual Meeting to ensure you are logged in when the meeting starts. Only stockholders who own shares of our common stock as of the record date, March 26, 2021, may submit questions and vote at the Annual Meeting. You may still virtually attend the Annual Meeting if you vote by proxy in advance of the Annual Meeting.

If you wish to attend the virtual Annual Meeting at a location provided by us, our legal counsel, Stinson LLP, will air the webcast at its offices located at 50 South Sixth Street, Suite 2600, Minneapolis, Minnesota 55402. Please note that no members of management or the Board of Directors will be in attendance at this location and you will not have the ability to vote your shares during the Annual Meeting from this location. If you wish to attend the Annual Meeting via webcast at Stinson LLP’s offices, you must complete and return the Reservation Request Form found at the end of this proxy statement.

How can I submit questions for the Annual Meeting?

You may submit questions prior to the meeting at www.proxyvote.com or during the meeting by logging in to www.virtualshareholdermeeting.com/TWO2021. Questions pertinent to matters to be acted upon at the Annual Meeting as well as appropriate questions regarding the business and operations of the company will be answered during the Annual Meeting, subject to time constraints. In the interests of time and efficiency, we reserve the right to group questions of a similar nature together to facilitate the question and answer portion of the meeting. We may not be able to answer all questions submitted in the allotted time.

What is householding?

We may send a single Notice of Availability, as well as other stockholder communications, to any household at which two or more stockholders reside unless we receive other instruction from you. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources. If your Notice of Availability is being householded and you wish to receive multiple copies of the Notice of Availability, or if you are receiving multiple copies and would like to receive a single copy, you may contact:

Broadridge Financial Solutions, Inc.

Householding Department

51 Mercedes Way

Edgewood, New York 11717

1-866-540-7095

If you participate in householding and would like to receive a separate copy of our 2020 Annual Report, Notice of Availability or proxy statement, please contact Broadridge in the manner described above. Broadridge will deliver the requested documents to you promptly upon receipt of your request.

Who pays for the cost of proxy preparation and solicitation?

We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our common stock. We will reimburse these third parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services. We have retained D.F. King & Co., Inc. for an estimated fee of $8,500, plus out of pocket expenses, to assist us in soliciting proxies.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this proxy statement or the enclosed proxy card, please contact our Investor Relations department at our principal executive office:

Two Harbors Investment Corp.

601 Carlson Parkway, Suite 1400

Minnetonka, MN 55305

Phone (612) 453-4100

Facsimile: (612) 453-4196

Email: investors@twoharborsinvestment.com

Attention: Investor Relations

OTHER MATTERS

Meeting Matters

Our Board of Directors does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all matters properly brought before the meeting by our Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote on such matters in their discretion to the extent permitted by law.

Stockholder Proposals and Director Nominations for 2022 Annual Meeting

Our 2022 annual meeting is expected to be held on or about May 18, 2022. If a stockholder intends to submit a proposal for inclusion in our proxy statement for our 2022 annual meeting pursuant to Rule 14a-8 under the Exchange Act, the stockholder proposal must be received by the Secretary of Two Harbors Investment Corp., 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305, on or before December 7, 2021. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. We suggest such proposals be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

Stockholders may (outside of Rule 14a-8) nominate candidates for election to the Board of Directors or propose business for consideration at our 2022 annual meeting under Maryland law and our Bylaws. Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by or at the direction of our Board of Directors; or (iii) by a stockholder who was a stockholder of record both at the time of giving the notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our Bylaws. Under our Bylaws, notice of such a nomination or proposal of other business must generally be provided to the Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In addition, any such nomination or proposal must include the information required by our Bylaws. Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2022 annual meeting must notify us in writing of such proposal by December 7, 2021, but in no event earlier than November 7, 2021.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC, will be sent to any stockholder, without charge, upon written request to Two Harbors Investment Corp., Attention: Investor Relations, 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305. You also may obtain our Annual Report on Form 10-K on the Internet at the SEC’s website, www.sec.gov, or on our website at www.twoharborsinvestment.com. Our 2020 Annual Report, which contains information about our business, but is not part of our disclosure deemed to be filed with the SEC, is also available on our website at www.twoharborsinvestment.com.

Detach Here

TWO HARBORS INVESTMENT CORP.

2021 ANNUAL MEETING OF STOCKHOLDERS

RESERVATION REQUEST FORM

If you wish to attend the webcast of Two Harbors Investment Corp.’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Stinson LLP (located at 50 South Sixth Street, Suite 2600, Minneapolis, Minnesota 55402), you must complete the following information and return the form to Two Harbors Investment Corp., Attention: Rebecca B. Sandberg, General Counsel and Secretary, 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305. Please note that no members of management or the Board of Directors will be in attendance at Stinson LLP’s offices and you will not have the ability to vote your shares from that location. This form must be received by Two Harbors Investment Corp. no later than May 18, 2021.

Your name and address:

Number of shares of Two Harbors common stock you hold:

Please note that if you hold your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold your shares in street name, you must obtain a proxy executed in your favor from your bank, broker or nominee to be able to vote via the Annual Meeting webcast. If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Record stockholder:

(name of your bank, broker, or other nominee)

THIS IS NOT A PROXY CARD

Appendix A

TWO HARBORS INVESTMENT CORP.
2021 EQUITY INCENTIVE PLAN

1.                   PURPOSE. The Plan is intended to provide incentives to key personnel, employees, officers, directors, advisors, consultants and others expected to provide significant services to the Company and its Affiliates, including the personnel, employees, officers and directors of the other Participating Companies, to encourage a proprietary interest in the Company, to encourage such key personnel to remain in the service of the Company and the other Participating Companies, to attract new personnel with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company and the other Participating Companies. In furtherance thereof, the Plan permits awards of equity-based incentives to key personnel, employees, officers and directors of, and certain other providers of services to, the Company or any other Participating Company.

2.                   DEFINITIONS. As used in this Plan, the following definitions apply:

"Act" shall mean the Securities Act of 1933, as amended.

"Affiliate" means (i) any entity that, directly or indirectly, is controlled by the Company; and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

"Agreement" shall mean a written or electronic agreement entered into between the Company and a Grantee pursuant to the Plan.

"Board" shall mean the Board of Directors of the Company.

"Cause" shall mean, unless otherwise provided in the Grantee's Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or any of its Affiliates; (iii) the commission of the acts satisfying the elements of (A) a felony, (B) any crime of moral turpitude, deceit, dishonesty or fraud, or (C) any crime involving the Company or any of its Affiliates; (iv) engaging in fraud, misappropriation, embezzlement or material or repeated insubordination, (v)  materially breaching the Grantee's employment agreement (if any) with the Company or any of its Affiliates (other than a termination of employment by the Grantee) or any of the Grantee’s confidentiality, assignment of inventions or restrictive covenants agreements (if any) with the Company or any of its Affiliates; or (vi) engaging in any act or omission of willful misconduct or gross negligence detrimental to the business or financial reputation of the Company or any of its Affiliates, all as determined by the Committee.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

"Committee" shall mean the Compensation Committee of the Company as appointed by the Board in accordance with Section 4 of the Plan; provided, however, that if the Shares are listed on a national stock exchange the Committee shall at all times consist solely of persons who qualify as (i) a "Non-Employee

Director" under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act; and (ii) an independent director and an eligible member of a compensation committee under the rules of the principal stock exchange on which the Shares are then traded.

"Common Stock" shall mean the Company's common stock, par value $0.01 per share, either currently existing or authorized hereafter.

"Company" shall mean Two Harbors Investment Corp., a Maryland corporation.

"DER" shall mean a right awarded under Section 11 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

"Disability" shall mean, unless otherwise provided by the Committee in the Grantee's Agreement, the occurrence of an event which would entitle the Grantee to the payment of disability income under an approved long-term disability income plan or a long-term disability of the Company or a Participating Company as determined by the Committee in its absolute discretion or pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

"Eligible Persons" shall mean officers, directors, advisors, consultants, personnel and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to one or more of the Participating Companies, provided that such Person satisfies the Form S-8 definition of an “employee”.

"Employee" shall mean an individual, including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Participating Company.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Exercise Price" shall mean the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

"Fair Market Value" shall mean the value of one share of Common Stock, determined as follows:

(i)	If the Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange on the applicable date, or if there is no closing price on that date, then on the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee.

(ii)	If the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market on the applicable date, or if there are no such closing bid and asked prices on that date, then for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee.

(iii)	If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the Shares determined in accordance with Treasury Regulation 1.409A-1(b)(iv).

"Grant" shall mean the issuance of an Incentive Stock Option, Non-qualified Stock Option, Restricted Stock, Phantom Share, DER, or other equity-based grant as contemplated herein or any combination thereof as applicable to an Eligible Person. The Committee will determine the eligibility of personnel, employees, officers, directors and others expected to provide significant services to the Participating Companies based on, among other factors, the position and responsibilities of such individuals, the nature and value to the Participating Company of such individuals' accomplishments and potential contribution to the success of the Participating Company whether directly or through its subsidiaries.

"Grantee" shall mean an Eligible Person to whom Options, Restricted Stock, Phantom Shares, DERs or other equity-based awards are granted hereunder.

"Incentive Stock Option" shall mean an Option of the type described in Section 422(b) of the Code issued to an Employee of (i) the Company, or (ii) a “subsidiary corporation” or a “parent corporation” as defined in Section 424(f) of the Code.

"Non-qualified Stock Option" shall mean an Option not described in Section 422(b) of the Code.

"Option" shall mean any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Agreement, a number of Shares determined by the Committee.

"Optionee" shall mean any Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

"Participating Companies" shall mean the Company and any of its Affiliates, which with the consent of the Board participates in the Plan.

"Phantom Share" shall mean a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

"Phantom Share Value," per Phantom Share, shall mean the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

"Plan" shall mean the Two Harbors Investment Corp. 2021 Equity Incentive Plan, as set forth herein, and as the same may from time to time be amended.

"Purchase Price" shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

"Restricted Stock" shall mean an award of Shares that are subject to restrictions hereunder.

"Retirement" shall mean, unless otherwise provided by the Committee in the Grantee's Agreement, the Termination of Service (other than for Cause) of a Grantee:

(i)	on or after the Grantee's attainment of age 65;

(ii)	on or after the Grantee's attainment of age 55 with five consecutive years of service with the Participating Companies; or

(iii)	as determined by the Committee in its absolute discretion pursuant to such other standard as may be adopted by the Committee.

"Shares" shall mean shares of Common Stock of the Company, adjusted in accordance with Section 15 of the Plan (if applicable).

"Successors of the Optionee" shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

"Termination of Service" shall mean the time when the employee-employer relationship or directorship, or other service relationship (sufficient to constitute service as an Eligible Person), between the Grantee and the Participating Companies is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death, Disability or Retirement; provided, however, Termination of Service shall not include a termination where there is a simultaneous continuation of service of the Grantee (sufficient to constitute service as an Eligible Person) for a Participating Company. The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee). Notwithstanding the foregoing, with respect to any Grant that is subject to Section 409A of the Code, Termination of Service shall be interpreted within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-1(h).

3.                   EFFECTIVE DATE. The Plan was approved by the Board on March 18, 2021, subject to approval of the shareholders at their next annual meeting. If this Plan is not approved by the shareholders in accordance with Maryland law at the next annual meeting, the Plan shall be void. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine.

4.                   ADMINISTRATION.

(a)          Membership on Committee. The Plan shall be administered by the Committee appointed by the Board. If no Committee is designated by the Board to act for those purposes, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Agreements.

(b)          Committee Meetings. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

(c)          Grant of Awards.

(i)	The Committee shall from time to time at its discretion select the Eligible Persons who are to be issued Grants and determine the number and type of Grants to be issued under any Agreement to an Eligible Person. In particular, the Committee shall (A) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to the performance goals and periods applicable to the award of Grants); (B) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (C) determine the circumstances under which reimbursement to the Company (claw back) or any Participating Company of any payment of cash or Shares under a Grant may be required; and (D) determine or impose other conditions to the Grant or exercise of Options under the Plan as it may deem appropriate. The Committee may establish such rules, regulations and procedures for the administration of the Plan as it deems appropriate, determine the extent, if any, to which Options, Phantom Shares, Shares (whether or not Shares of Restricted Stock), DERs or other equity-based awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Committee shall also cause each Option to be designated as an Incentive Stock Option or a Non-qualified Stock Option, except that no Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company or a “subsidiary corporation” or a “parent corporation” as defined in Section 424(f) of the Code. The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Agreement. DERs will be exercisable separately or together with Options, and paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion. Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter. The Committee shall have the right and responsibility to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any Grant thereunder, including, without limitation, in the event of a dispute, shall be final and binding on all Participating Companies, Grantees and other persons to the maximum extent permitted by law. Without limiting the generality of Section 23, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder.

(ii)	Notwithstanding clause (i) of this Section 4(c), any award under the Plan to an Eligible Person who is a member of the Committee shall be made by the full Board,

but for these purposes the directors of the Corporation who are on the Committee shall be required to be recused in respect of such awards and shall not be permitted to vote.

(d)          Awards.

(i)	Agreements. Grants to Eligible Persons shall be evidenced by Agreements in such form as the Committee shall from time to time determine. Such Agreements shall comply with and be subject to the terms and conditions set forth below.

(ii)	Number of Shares. Each Grant issued to an Eligible Person shall state the number of Shares to which it pertains or which otherwise underlie the Grant and shall provide for the adjustment thereof in accordance with the provisions of Section 15 hereof.

(iii)	Grants. Subject to the terms and conditions of the Plan and consistent with the Company's intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the power:

(1)	to determine from time to time the Grants to be issued to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants issued under the Plan to such persons;

(2)	to construe and interpret the Plan and the Grants thereunder and to establish, amend and revoke the rules, regulations and procedures established for the administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Grantees;

(3)	to amend any outstanding Grant, subject to Sections 7(h) and 17, and to accelerate or extend the vesting or exercisability of any Grant (in compliance with Section 409A of the Code, as applicable) and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate;

(4)	to delegate to a subcommittee of the Committee certain responsibilities under the Plan, including the authority to make Grants under the Plan other than to executive officers and members of the Board of Directors of the Company; and

(5)	generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

5.                   PARTICIPATION.

(a)         Eligibility. Only Eligible Persons shall be eligible to receive Grants under the Plan.

(b)         Limitation of Ownership. No Grants shall be issued under the Plan to any person who after such Grant would beneficially own more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of Common Stock of the Company, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding capital stock of the Company, unless the foregoing restriction is expressly and specifically waived by action of the independent directors of the Board.

(c)         Stock Ownership. For purposes of Section 5(b) above, in determining stock ownership a Grantee shall be considered as owning the stock owned, directly or indirectly, by or for Grantee’s brothers, sisters, spouses, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which any person holds an Option shall be considered to be owned by such person.

(d)         Outstanding Stock. For purposes of Section 5(b) above, "outstanding shares" shall include all stock actually issued and outstanding immediately after the issue of the Grant to the Grantee. With respect to the stock ownership of any Grantee, "outstanding shares" shall include shares authorized for issue under outstanding Options held by such Grantee, but not options held by any other person.

(e)          Limit on Awards to Independent Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the grant date in accordance with applicable financial accounting rules) of all Grants made to any single independent director during any single fiscal year shall not exceed $500,000.

6.                   STOCK. Subject to adjustments pursuant to Section 15, Grants (other than DERs) with respect to an aggregate of no more than 17,000,000 Shares may be granted under the Plan (all of which may be issued as Options). Notwithstanding the first sentence of this Section 6, the following Shares may be the subject of the issue of further Grants: (i) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Phantom Shares or other equity-based awards under Section 12 but are later forfeited or for any other reason are not payable under the Plan; (ii) Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option; and (iii) Shares subject to awards that are settled in cash. Further, for the avoidance of doubt, the following Shares may not be subject to the issue of further Grants: (i) Shares tendered or withheld in payment of an Option exercise price; (ii) Shares tendered or withheld to satisfy minimum statutory withholding taxes; (iii) Shares not issued to an Optionee on settlement in Shares under Section 7(i); or (iv) Shares that have been repurchased by the Company using stock option exercise proceeds. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or previously issued Shares under the Plan. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement, or as the Committee may otherwise deem appropriate. Notwithstanding the limitations above in this Section 6, there shall be no limit on the number of Phantom Shares or DERs to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares or DERs are paid out in cash, the underlying Shares may again be made the subject of Grants under the Plan, notwithstanding the first sentence of this Section 6. Notwithstanding the foregoing, and subject to applicable listing requirements, the number of Shares that may be granted under the Plan shall not be reduced by (x) Shares issued under awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company (“Substitute Awards”) and (y) available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) and such shares shall be available for awards under the Plan.

7.                   TERMS AND CONDITIONS OF OPTIONS.

(a)          Each Agreement with an Eligible Person shall state the Exercise Price. The Exercise Price for any Option shall not be less than the Fair Market Value on the date of Grant (except for Options granted as Substitute Awards, which shall have the exercise price as determined by the Committee).

(b)          Medium and Time of Payment. Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option. In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 20. If the applicable Agreement so provides, or the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following:

(i)	by a certified or bank cashier's check;

(ii)	by the surrender of shares of Common Stock in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the Fair Market Value of the shares of Common Stock so surrendered equals the Purchase Price;

(iii)	by cancellation of indebtedness owed by the Company to the Grantee;

(iv)	subject to Section 17(e), by a loan or extension of credit from the Company evidenced by a full recourse promissory note executed by the Grantee. The interest rate and other terms and conditions of such note shall be determined by the Committee (in which case the Committee may require that the Grantee pledge his or her Shares to the Company for the purpose of securing the payment of such note, and in no event shall the stock certificate(s) representing such Shares be released to the Grantee until such note shall have been paid in full); or

(v)	by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

Except in the case of Options exercised by certified or bank cashier's check, the Committee may impose such limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional shares of Common Stock resulting from a Grantee's election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

(c)          Term and Nontransferability of Grants and Options.

(i)	Each Option under this Section 7 shall state the time or times which all or part thereof becomes exercisable, subject to the following restrictions.

(ii)	No Option shall be exercisable except by the Grantee or a transferee permitted hereunder.

(iii)	No Option shall be exercisable more than ten (10) years after the grant thereof.

(iv)	No Option shall be granted in consideration for and shall not be conditioned upon delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(v)	No Option shall be assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Grantee is domiciled at the time of Grantee’s death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code and (iii) is otherwise appropriate and desirable. Such transfers must be made without consideration and only to family members (or pursuant to a qualified domestic relations order in the event of divorce of an Optionee) or to trusts or other entities for the benefit of family members. The Committee may also allow transfers to nonprofit organizations exempt from tax under Section 501(c)(3) of the Code.

(vi)	No Option shall be exercisable until such time as set forth in the applicable Agreement (but in no event after the expiration of such Grant).

(vii)	The Committee may not modify, extend or renew any Option granted to any Eligible Person unless such modification, extension or renewal shall satisfy any and all applicable requirements of Rule 16b-3 under the Exchange Act. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

(d)          Termination of Service, Other Than by Death, Retirement or Disability. Unless otherwise provided in the applicable Agreement, upon any Termination of Service for any reason other than his or her death, Retirement or Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise his or her Option at any time within three months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised; provided, however, that, unless otherwise provided in the applicable Agreement, if there occurs a Termination of Service by a Participating Company for Cause or a Termination of Service by the Optionee (other than on account of death, Retirement or Disability), any Option not exercised in full prior to such termination shall be canceled.

(e)          Death of Optionee. Unless otherwise provided in the applicable Agreement, if the Optionee of an Option dies while an Eligible Person or within three months after any Termination of

Service other than for Cause or a Termination of Service by the Optionee (other than on account of death, Retirement or Disability), and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions of Section 4(c) above, at any time within 12 months after the Optionee's death, by the Successor of the Optionee, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised.

(f)           Disability or Retirement of Optionee. Unless otherwise provided in the Agreement, upon any Termination of Service for reason of his or her Disability or Retirement, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise the Option at any time within 24 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised.

(g)          Rights as a Stockholder. An Optionee, a Successor of the Optionee, or the holder of a DER shall have no rights as a stockholder with respect to any Shares covered by his or her Grant until, in the case of an Optionee, the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 15.

(h)          Modification, Extension and Renewal of Option. Within the limitations of the Plan, and only with respect to Options granted to Eligible Persons, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor (but unless there is stockholder approval, not including any reduction in exercise price or cancellation of an Option in exchange for an Option with a lower exercise price or a cancellation of an Option for cash or another Grant if the exercise price of the Option is greater than the Fair Market Value of the Shares subject to the Option at the time of cancellation, other than in conjunction with a Change of Control or other anti-dilution adjustments permitted under Section 15). The Committee may modify, extend or renew any Option granted to any Eligible Person, unless such modification, extension or renewal would not satisfy any applicable requirements of Rule 16b-3 under the Exchange Act. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

(i)           Alternative Settlement of Options. The Committee, in its discretion, may (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) also permit the Optionee to elect to exercise an Option by receiving Shares, cash or a combination thereof, in the discretion of the Committee, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Purchase Price, as determined as of the day the Option is exercised.

(j)          Deferral. The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which Optionees will have Phantom Shares subject to Section 10 credited upon their exercise of Options, rather than receiving Shares at that time.

(k)          Other Provisions. The Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Committee shall deem advisable.

8.                   SPECIAL RULES FOR INCENTIVE STOCK OPTIONS.

(a)          In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any Optionee for the first time during any calendar year (under the Plan and all other plans) required to be taken into account under Section 422(d) of the Code shall not exceed $100,000.

(b)          In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

(c)         If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

9.                   PROVISIONS APPLICABLE TO RESTRICTED STOCK.

(a)          Vesting Periods. In connection with the grant of Restricted Stock, whether or not Performance Goals apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 9, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b)          Grant of Restricted Stock. Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

(c)          Certificates.

(i)	Each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan or an appropriate book entry with respect to such Shares shall be made in the name of the Grantee. Without limiting the generality of Section 6, in addition to any legend that might otherwise be required by the Board or the Company's charter, bylaws or other applicable documents, the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE TWO HARBORS INVESTMENT CORP. 2021 EQUITY INCENTIVE PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND TWO HARBORS INVESTMENT CORP. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF TWO HARBORS INVESTMENT CORP. AT 601 CARLSON PARKWAY, SUITE 1400, MINNETONKA, MN, 55305.

(ii)	The Committee shall require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed and that, as a condition of any grant of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Grant. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 9(d).

(d)          Restrictions and Conditions. Unless otherwise provided by the Committee in an Agreement, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)	Subject to the provisions of the Plan and the applicable Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the applicable Agreement and clauses (iii) and (iv) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii)	Except as provided in the foregoing clause (i) or in Section 15, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares; provided, however, that cash dividends on such Shares shall in all cases in which the vesting of Shares of Restricted Stock is based on the achievement of performance goals, and in other cases unless otherwise provided by the Committee in the applicable Agreement, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee as soon as practicable after such period lapses (if not forfeited). Certificates for Shares (not subject to restrictions hereunder) shall be delivered to the Grantee or his or her designee (or where permitted, transferee) promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii)	Termination of Service, Except by Death, Retirement or Disability. Unless otherwise provided in the applicable Agreement, and subject to clause (iv) below, if the Grantee has a Termination of Service for Cause or by the Grantee for any reason other than his or her death, Retirement or Disability, during the applicable period of forfeiture, then (A) all Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee for such forfeited Restricted Stock as contemplated by Section 9(b), and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

(iv)	Death, Disability or Retirement of Grantee. Unless otherwise provided in the applicable Agreement, in the event the Grantee has a Termination of Service on account of his or her death, Disability or Retirement, or the Grantee has a Termination of Service for any reason other than Cause, during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.

10.               PROVISIONS APPLICABLE TO PHANTOM SHARES.

(a)          Grant of Phantom Shares. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the Granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

(b)          Term. The Committee may provide in an Agreement that any particular Phantom Share shall expire at the end of a specified term.

(c)          Vesting.

(i)	Subject to the provisions of the applicable Agreement and Section 10(c)(ii), Phantom Shares shall vest as provided in the applicable Agreement.

(ii)	Unless otherwise determined by the Committee in an applicable Agreement, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

(1)	Termination of Service for Cause. Unless otherwise provided in the applicable Agreement and subject to clause (2) below, if the Grantee has a Termination of Service for Cause, all of the Grantee's Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited by the Grantee and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

(2)	Termination of Service for Death, Disability or Retirement of Grantee or by the Company for Any Reason Other than Cause. Unless otherwise provided in the applicable Agreement, in the event the Grantee has a Termination of Service on account of his or her death, Disability or Retirement, or the Grantee has a Termination of Service for any reason other than Cause, all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(3)	Except as contemplated above, in the event that a Grantee has a Termination of Service, any and all of the Grantee's Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding, and the Grantee's vested Phantom Shares shall be settled as set forth in Section 10(d).

(d)          Settlement of Phantom Shares.

(i)	Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided, however, that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (A) in cash at the applicable Phantom Share Value, (B) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (C) in cash or by transfer of Shares as elected by the Company.

(ii)	Each Phantom Share shall be settled with a single-sum payment by the Company; provided, however, that, with respect to Phantom Shares of a Grantee which have a common Settlement Date (as defined below), the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years. If the Grantee’s Phantom Shares are paid out in installment payments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.

(iii)	(1) The settlement date with respect to a Grantee is the first day of the month to follow the Grantee's Termination of Service ("Settlement Date"); provided, however, that a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee under procedures to be established by the Committee. Notwithstanding the prior sentence, all initial elections to defer the Settlement Date shall be made in accordance with the requirements of Section 409A of the Code. In addition, unless otherwise determined by the Committee, any subsequent elections under this Section 10(d)(iii)(1) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective for at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(2)	Notwithstanding Section 10(d)(iii)(1), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(3)	Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 10(d)(iii), is the date of the Grantee's death.

(iv)	Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 10(d)(ii) or deferred by the Grantee as provided in Section 10(d)(iii) in the event of an "Unforeseeable Emergency." For these purposes, an "Unforeseeable Emergency," as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or "dependent," as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(1)	through reimbursement or compensation by insurance or otherwise;

(2)	by liquidation of the Grantee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(3)	by future cessation of the making of additional deferrals under Section 10(d)(ii) and (iii).

Without limitation, the need to send a Grantee's child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

(e)          Other Phantom Share Provisions.

(i)	Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(ii)	A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee's death, payments hereunder shall be made to the Grantee's estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 10(d)(iii) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee's beneficiary or estate, as applicable.

(iii)	The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 10. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(iv)	Notwithstanding any other provision of this Section 10, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(v)	No Phantom Share shall give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 11, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

11.               PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

(a)          Grant of DERs. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Agreements, authorize the granting of DERs to Eligible Persons based on the dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date a Grant is issued, and the date such Grant is exercised, vests or expires, as determined by the Committee. Such DERs shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. If a DER is granted in respect of another Grant hereunder, then, unless otherwise stated in the Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Grant has been exercised or otherwise settled, or has expired, been forfeited or otherwise lapsed, as applicable.

(b)          Certain Terms.

(i)	The term of a DER shall be set by the Committee in its discretion.

(ii)	Payment of the amount determined in accordance with Section 11(a) shall be in cash, in Common Stock or a combination of the both, as determined by the Committee at the time of grant.

(c)          Other Types of DERs. The Committee may establish a program under which DERs of a type whether or not described in the foregoing provisions of this Section 11 may be granted to Eligible Persons. For example, without limitation, the Committee may grant a DER in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 11(d)) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time. Provided, however, that in no event may a DER be paid with respect to Phantom Shares, the vesting of which is based on the achievement of performance goals, before such performance goals are met. Such DERs shall be held by the Company (unsegregated as part of its general assets) until the period of forfeiture lapses (and forfeited if the Phantom Shares are forfeited), and paid over to the Grantee as soon as practicable after such period lapses (if not forfeited).

(d)          Deferral.

(i)	The Committee may (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) establish a program under which Grantees (i) will have Phantom Shares credited, subject to the terms of Sections 10(d) and 10(e) as though directly applicable with respect thereto, upon the granting of DERs, or (ii) will have payments with respect to DERs deferred.

(ii)	The Committee may establish a program under which distributions with respect to DERs may be deferred. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

12.               OTHER EQUITY-BASED AWARDS. The Board shall have the right to issue other Grants based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares without conditions (including the grant of Shares without conditions to independent directors of the Company), the grant of Shares based upon certain conditions, grants of restricted stock units and the grant of securities convertible into Common Stock. In addition, the Board shall have the right to expand the types of Grants to include the grant of interests (which may be expressed as units or otherwise) in Two Harbors Operating Company LLC, subject to the terms and conditions of the operating agreement of Two Harbors Operating Company LLC, as amended from time to time, and such other terms and conditions as may be determined by the Board at the time of such expansion.

13.               PERFORMANCE GOALS. The Committee, in its discretion, shall in the case of Grants (including, in particular, Grants other than Options) (i) establish one or more performance goals ("Performance Goals") as a precondition to the issue of Grants, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Grants to those Grantees (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. Prior to the vesting and delivery of performance-based Restricted Stock, Phantom Shares, DERs and other equity-based awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Grant, have been satisfied.

14.               TERM OF PLAN. Grants may be granted pursuant to the Plan until the expiration of 10 years from the effective date of this Plan.

15.               RECAPITALIZATION AND CHANGES OF CONTROL.

(a)          Subject to any required action by stockholders and to the specific provisions of Section 16, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any extraordinary dividend or distribution to holders of Common Stock other than ordinary cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(i)	the maximum aggregate number of Shares which may be made subject to Options and DERs under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Grants which may be granted under the Plan, and the maximum number of Shares that may be granted in any one year to any Grantee under Section 6 may be appropriately adjusted by the Committee in its discretion; and

(ii)	the Committee shall take any such action as in its discretion shall be necessary to maintain each Grantees' rights hereunder (including under their applicable Agreements) so that they are, in their respective Options, Phantom Shares and DERs (and, as appropriate, other Grants under Section 12), substantially proportionate to the rights existing in such Options, Phantom Shares and DERs (and other Grants under Section 12) prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and DERs (and other Grants under Section 12) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and DERs (and other Grants under Section 12, as applicable, (C) the Exercise Price, Purchase Price and Phantom Share Value, and (D) performance-based criteria established in connection with Grants; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to an Affiliate if the event would have been covered under this Section 15(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Grants, the number of Shares (or units) available under Section 6 above shall be increased or decreased, as the case may be, proportionately.

(b)          Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock pursuant to this Section 15 shall be subject to the restrictions and requirements imposed by Section 9, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 9(c)(i).

(c)          If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by

Section 9(d) may be required to deposit with the successor corporation the certificates or book entry shares for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 9(c)(ii), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 9(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 9(c)(i).

(d)          The judgment of the Committee with respect to any matter referred to in this Section 15 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

(e)          Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares subject to the Grant would have been entitled. In the event of a merger or consolidation that does not constitute a Change of Control and in which the Company is not the surviving corporation, the date of exercisability of each outstanding Option and settling of each Phantom Share or, as applicable, other equity-based Grant under Section 12, shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Grant by the successor to the Company.

(f)           To the extent that the foregoing adjustment related to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

(g)          Except as expressly provided in this Section 15, a Grantee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant or the Exercise Price of Shares subject to an Option.

(h)          Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

(i)           Unless otherwise provided in the Agreement, upon the occurrence of a Change of Control:

(i)	The Committee as constituted immediately before the Change of Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change of Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, and the acceleration of the exercisability of the Options and settling of each Phantom Share or, as applicable, other Grant under Section 12) with respect to such Grantees whose employment is terminated (A) other than for Cause, or (B) by the Grantee for good reason as defined by the Committee, in either case within twenty-four (24) months of the Change of Control, provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Grantee as determined at the time of the adjustments.

(ii)	All restrictions and conditions on each DER shall automatically lapse and all Grants under the Plan shall be deemed fully vested with respect to such Grantees whose employment is terminated (A) other than for Cause, or (B) by the Grantee for good reason as defined by the Committee, in either case within twenty-four (24) months of the Change of Control.

(iii)	Notwithstanding the provisions of Section 10 (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate), the Settlement Date for Phantom Shares shall be the date of such Change of Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change of Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(j)           "Change of Control" shall mean the occurrence of any one of the following events:

(i)	any "person," including a "group," (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Eligible Employee, the Eligible Employee and any "group," (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Eligible Employee is a member), is or becomes the "beneficial owner," (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares; or

(ii)	members of the Board at the beginning of any consecutive 24-calendar-month period (the "Incumbent Directors") cease for any reason other than due to death or Disability to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director; provided, however, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 (as proposed) of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board, shall not be deemed to be an Incumbent Director; or

(iii)	there shall occur (A) the consummation of any consolidation or merger of the Company or any Affiliate where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as such stockholders’ ownership immediately prior to the consolidation or merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 50% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding voting securities; provided, however, that, if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of this subsection (j).

Notwithstanding the foregoing, no event or condition shall constitute a Change of Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Grant under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change of Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

16.              EFFECT OF CERTAIN TRANSACTIONS. In the case of (i) the dissolution or liquidation of the Company, or (ii) upon the occurrence of a Change in Control, the Plan and the Grants issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Grants theretofore granted, or the substitution for such Grants of new Grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 15. In the event of such termination, all outstanding Options and Grants shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.

17.               SECURITIES LAW REQUIREMENTS.

(a)          Legality of Issuance. The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i)	the obligation of the Company to sell Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii)	the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options; and

(iii)	each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or DERs (or issuance of Shares in respect thereof), or other Grant under Section 12 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, DERs, other Grants or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Grant made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(b)          Restrictions on Transfer. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with good practices, the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 17 shall be conclusive and binding on all persons. Without limiting the generality of Section 6, stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

"THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

(c)          Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Shares under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Shares under the Plan to comply with any law.

(d)          Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

(e)          Certain Loans. Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

18.               AMENDMENT OF THE PLAN. The Board may from time to time, with respect to any Shares at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Grantee with respect to Grants previously granted unless such amendments are in connection with compliance with applicable laws; provided, however, that the Plan may not be amended without stockholder approval (a) to increase the total number of Shares that may be subject to Awards set forth in Section 6 (other than through an adjustment as provided otherwise in the Plan), (b) to change the class of Eligible Persons, (c) to provide for the cancellation of any outstanding awards under the Plan having an exercise price per Share greater than the then Fair Market Value of a Share ( “Underwater Awards” ) and the grant in substitution therefore of new awards having a lower exercise price, other new awards or payments in cash, (d) to reprice any awards under the Plan, including Underwater Awards, or to take any other action precluded under Section 7(h) from being taken without shareholder approval, or (e) in any other manner that in the absence of stockholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar state law requirements.

19.               APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option, the sale of Restricted Stock or in connection with other Grants under the Plan will be used for general corporate purposes.

20.               TAX WITHHOLDING. Each Grantee shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income. The Company shall have the right, but not the obligation, to satisfy the payment of income, employment, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee ("Tax-Related Items") by (a) withholding (i) a number of Shares to be issued pursuant to a Grant or (ii) the proceeds of the sale of Shares issued pursuant to a Grant through a transaction arranged by the Company (on the Grantee’s behalf pursuant to Grantee’s authorization, without further consent), (b) requiring the Grantee to pay cash, (c) withholding from any wages or other cash compensation payable to the Grantee by the Company, or (d) reducing the number of Shares otherwise deliverable to the Grantee. Notwithstanding any action the Company takes with respect to any Tax-Related Items, the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility, and the Company (x) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with any Grant under the Plan or any subsequent issuance or sale of any Shares; and (y) does not commit to structure any Grant to reduce or eliminate the Grantee’s liability for Tax-Related Items. Notwithstanding anything contained in the Plan to the contrary, the Grantee's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise by provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to a Grant shall cause such Grant to be forfeited.

21.               NOTICES. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Participating Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 21.

22.               RIGHTS TO EMPLOYMENT OR OTHER SERVICE. Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Participating Company (if applicable) or interfere in any way with the right of the Participating Company and its stockholders to terminate the individual's employment or other service at any time.

23.               EXCULPATION AND INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

24.               FORFEITURE AND CLAWBACK. All Grants of equity-based incentives issued pursuant to the Plan shall be subject to forfeiture as required under (a) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the related rules of the Securities and Exchange Commission or the applicable listing exchange or (b) such clawback or recoupment policy as the Board or Compensation Committee may adopt.

25.               COMPLIANCE WITH SECTION 409A OF THE CODE.

(a)          Any Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements of Section 409A of the Code.

(b)          With respect to any Grant issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code). Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Grantee on the first day of the seventh month following the Grantee’s Termination of Service.

(c)          The Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto. Provided, however, that neither the Board nor the Committee shall be liable to any Grantee for the failure of a Grant to comply with Section 409A of the Code, including, but not limited to, liability for any taxes or penalties associated with the failure to comply with Section 409A of the Code.

26.               NO FUND CREATED. Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 25 any accounts established to facilitate the implementation of Section 10(d)(iii)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company (or a Participating Company) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company (or, if applicable, a Participating Company) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a Participating Company) to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company). Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee's right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

27.               NO FIDUCIARY RELATIONSHIP. Nothing contained in the Plan (including without limitation Section 10(e)(iii)), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, or their officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other person or entity, on the other.

28.               CAPTIONS. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

29.              GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY THE LAWS OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

30.              EXECUTION. The Company has caused the Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of this 19th day of May, 2021.

TWO HARBORS INVESTMENT CORP., a Maryland corporation

By:	/s/ Rebecca B. Sandberg
Name: Rebecca B. Sandberg
Title: Secretary and General Counsel

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D43364-P53340 TWO HARBORS INVESTMENT CORP. 601 CARLSON PARKWAY, SUITE 1400 MINNETONKA, MN 55305 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1b. James J. Bender 1a. E. Spencer Abraham 1d. Karen Hammond 1c. William Greenberg 1e. Stephen G. Kasnet 1g. James A. Stern 1h. Hope B. Woodhouse 1f. W. Reid Sanders 1. Election of Directors 2. Advisory vote on the compensation of our executive officers. 3. Approval of the Two Harbors Investment Corp. 2021 Equity Incentive Plan. 4. Ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Nominees: TWO HARBORS INVESTMENT CORP. The Board of Directors recommends you vote FOR the following proposals: NOTE: The proxies are authorized to vote in their discretion on any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TWO2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

P53340Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.TWO HARBORS INVESTMENT CORP.Annual Meeting of StockholdersMay 19, 2021 10:00 AM Eastern TimeThis proxy is solicited by the Board of DirectorsThe undersigned hereby authorizes and appoints William Greenberg and Rebecca B. Sandberg, and each of them, as proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held virtually on Wednesday, May 19, 2021, at 10:00 a.m. Eastern Time, and at any postponements or adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and to otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR the advisory vote on executive compensation, FOR approval of the Two Harbors Investment Corp. 2021 Equity Incentive Plan, FOR ratification of the appointment of auditors, and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof. This proxy is revocable.The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the Annual Meeting of Stockholders.Continued and to be signed on reverse side